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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934.
(Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

ANGI Homeservices Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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May 5, 2020

Dear Stockholder:

        You are invited to attend the Annual Meeting of Stockholders of ANGI Homeservices Inc., which will be held on Wednesday, June 24, 2020, at 9:00 a.m., Eastern Daylight Time. This year's Annual Meeting will be a virtual meeting, conducted solely online. Hosting a virtual meeting will enable our stockholders to attend online and participate from any location around the world, and support the health and well-being of our management, directors and stockholders. Stockholders will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ANGI2020.

        At the Annual Meeting, stockholders will be asked to: (1) elect eleven directors and (2) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020. The Board of Directors of ANGI Homeservices Inc. believes that the proposals being submitted for stockholder approval are in the best interests of the Company and its stockholders and recommends a vote consistent with the Board's recommendation for each proposal.

        It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to participate in the Annual Meeting online, please take the time to vote online, by telephone or, if you receive a printed proxy card, by returning a marked, signed and dated proxy card. If you participate in the Annual Meeting online, you may also vote your shares online at that time if you wish, even if you have previously submitted your vote.

Sincerely,

William B. Ridenour Chief Executive Officer

3601 WALNUT STREET, SUITE 700, DENVER, COLORADO 80205
303.963.7200 www.angihomeservices.com

ANGI HOMESERVICES INC.
3601 Walnut Street, Suite 700
Denver, Colorado 80205
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

        ANGI Homeservices Inc. ("ANGI") is making this proxy statement available to holders of our Class A common stock and Class B common stock in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Stockholders to be held on Wednesday, June 24, 2020, at 9:00 a.m., Eastern Daylight Time. This year's Annual Meeting will be a virtual meeting, conducted solely online. Stockholders will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ANGI2020. At the Annual Meeting, stockholders will be asked to:

  1.
  elect eleven members of our Board of Directors, each to hold office until the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified (or, if earlier, such director's removal or resignation from the Board);

  2.
  ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2020 fiscal year; and

  3.
  transact such other business as may properly come before the meeting and any related adjournments or postponements.

        ANGI's Board of Directors has set April 28, 2020 as the record date for the Annual Meeting. This means that holders of record of our Class A common stock and Class B common stock at the close of business on that date are entitled to receive notice of the Annual Meeting and to vote their shares at the Annual Meeting and any related adjournments or postponements.

        Only stockholders and persons holding proxies from stockholders may attend the Annual Meeting. To participate in the Annual Meeting online at www.virtualshareholdermeeting.com/ANGI2020, you will need the sixteen-digit control number included on your Notice of Internet Availability of Proxy Materials, your proxy card or the instructions that accompanied your proxy materials.

By order of the Board of Directors,
Shannon Shaw Chief Legal Officer & Secretary

May 5, 2020

 PROXY STATEMENT

i

CERTAIN DEFINITIONS

        For purposes of this proxy statement, unless the context otherwise requires, references to the following terms will have the meanings set forth below.

  •
  "ANGI" refers to ANGI Homeservices Inc., a Delaware corporation. References to the "Company," "we," "our" or "us" in this proxy statement are to ANGI.

  •
  "Angie's List" refers to Angie's List, Inc., a Delaware corporation. Following the Combination (as defined below), Angie's List is a wholly-owned subsidiary of ANGI.

  •
  "Combination" refers to the combination of the HomeAdvisor Business (as defined below) and Angie's List, which transaction was completed on September 29, 2017.

  •
  "HomeAdvisor Business" refers, prior to the Combination, to the businesses and operations, the results of which were reported in IAC's HomeAdvisor segment. Following the Combination, "HomeAdvisor Business" refers to the HomeAdvisor digital marketplace service in the United States, which we also refer to as the "Marketplace."

  •
  "HomeAdvisor International" refers to HomeAdvisor International, LLC, a Delaware limited liability company. Following the Combination, HomeAdvisor International is a wholly-owned subsidiary of ANGI.

  •
  "HomeAdvisor (US)" refers to HomeAdvisor, Inc., a Delaware corporation. Following the Combination, HomeAdvisor (US) is a wholly-owned subsidiary of ANGI.

  •
  "IAC" refers to our controlling stockholder, IAC/InterActiveCorp, a Delaware corporation.

  •
  "Investor Rights Agreement" refers to the investor rights agreement between ANGI and IAC, which was entered into in connection with the Combination and is summarized on page 43 under the caption Certain Relationships and Related Person Transactions—Relationships Involving Significant Stockholders.

  •
  "Services Agreement" refers to the services agreement between ANGI and IAC, which was entered into in connection with the Combination and is summarized on page 44 under the caption Certain Relationships and Related Person Transactions—Relationships Involving Significant Stockholders.

ii

PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:    Why did I receive a Notice of Internet Availability of Proxy Materials?

A:
In accordance with rules adopted by the Securities and Exchange Commission (the "SEC"), we have elected to deliver this proxy statement and our 2019 Annual Report on Form 10-K to the majority of our stockholders online in lieu of mailing printed copies of these materials to each of our stockholders (the "Notice Process"). If you received a Notice of Internet Availability of Proxy Materials (the "Notice") by mail, you will not receive printed copies of our proxy materials unless you request them. Instead, the Notice provides instructions on how to access this proxy statement and our 2019 Annual Report on Form 10-K online, as well as how to obtain printed copies of these materials by mail. We believe that the Notice Process allows us to provide our stockholders with the information they need in a more timely manner than if we had elected to mail printed materials, while reducing the environmental impact of, and lowering the costs associated with, the printing and distribution of our proxy materials.

  The Notice is being mailed on or about May 5, 2020 to stockholders of record at the close of business on April 28, 2020 and this proxy statement and our 2019 Annual Report on Form 10-K will be available at www.proxyvote.com beginning on May 5, 2020. If you received a Notice by mail, but would rather receive printed copies of our proxy materials, please follow the instructions included in the Notice. You will not receive a Notice if you have previously elected to receive printed copies of our proxy materials.

Q:    Can I vote my shares by filling out and returning the Notice?

A:
No. However, the Notice contains instructions on how to vote your shares: (i) before the date of the Annual Meeting by way of completing and submitting your proxy online, by phone or by requesting and returning a written proxy card by mail, or (ii) at the Annual Meeting online at www.virtualshareholdermeeting.com/ANGI2020.

Q:    How do I participate in the Annual Meeting?

A:
To participate in the Annual Meeting, go to www.virtualshareholdermeeting.com/ANGI2020 at the time and date of the Annual Meeting and enter the sixteen-digit control number included on your Notice, your proxy card or the instructions from your broker that accompanied your proxy materials.

Q:    Who is entitled to vote at the Annual Meeting?

A:
Holders of ANGI Class A common stock and Class B common stock at the close of business on April 28, 2020, the record date for the Annual Meeting established by ANGI's Board of Directors, are entitled to receive notice of the Annual Meeting and to vote their shares at the Annual Meeting and any related adjournments or postponements.

  At the close of business on April 28, 2020, there were 75,479,098 shares of ANGI Class A common stock and 421,756,247 shares of ANGI Class B common stock outstanding. Holders of ANGI Class A common stock are entitled to one vote per share and holders of ANGI Class B common stock are entitled to ten votes per share.

Q:    What is the difference between a stockholder of record and a stockholder who holds ANGI shares in street name?

A:
If your ANGI shares are registered in your name, you are a stockholder of record. If your ANGI shares are held in the name of your broker, bank or other holder of record, your shares are held in street name.

  You may examine a list of the stockholders of record as of the close of business on April 28, 2020 for any purpose germane to the Annual Meeting during normal business hours during the 10-day period preceding the date of the meeting at the New York City offices of IAC/InterActiveCorp, located at 555 West 18th Street, New York, New York 10011.

Q:    What shares are included on the enclosed proxy card?

A:
If you are a stockholder of record only, you will receive one proxy card from Broadridge for all shares of ANGI Class A common stock that you hold. If you hold your ANGI shares in street name through one or more banks, brokers and/or other holders of record, you will receive proxy materials, together with voting instructions and information regarding the consolidation of your votes, from the third party or parties through which you hold your ANGI shares. If you are a stockholder of record and hold additional ANGI shares in street name, you will receive proxy materials from Broadridge and the third party or parties through which you hold your ANGI shares.

Q:    What are the quorum requirements for the Annual Meeting?

A:
The presence at the Annual Meeting, in person or by proxy, of holders having a majority of the total votes entitled to be cast by holders of ANGI Class A common stock and ANGI Class B common stock at the Annual Meeting constitutes a quorum. Stockholders who participate in the Annual Meeting online at www.virtualshareholdermeeting.com/ANGI2020 will be deemed to be in person attendees for purposes of determining whether a quorum has been met. Shares of ANGI Class A common stock and ANGI Class B common stock represented by proxy will be treated as present at the Annual Meeting for purposes of determining whether there is a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

Q:    What matters will ANGI stockholders vote on at the Annual Meeting?

A:
ANGI stockholders will vote on the following proposals:

•
Proposal 1—to elect eleven members of the ANGI Board of Directors, each to hold office until the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified (or, if earlier, such director's removal or resignation from the Board);

•
Proposal 2—to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2020 fiscal year; and

•
to transact such other business as may properly come before the Annual Meeting and any related adjournments or postponements.

Q:    What are my voting choices when voting for director nominees and what votes are required to elect directors to the ANGI Board of Directors?

A:
You may vote in favor of all director nominees, withhold votes as to all director nominees or vote in favor of and withhold votes as to specific director nominees.

  The election of each of our director nominees requires the affirmative vote of a plurality of the total number of votes cast by holders of shares of ANGI Class A common stock and Class B common stock (hereinafter collectively referred to as "ANGI capital stock") voting together, with each share of ANGI Class A common stock and Class B common stock representing the right to one and ten vote(s), respectively. Pursuant to the Investor Rights Agreement, IAC is required to vote all of its shares of ANGI Class B common stock in favor of Thomas R. Evans and Angela R. Hicks Bowman (or their replacements, should either be unable or unwilling to serve, appointed pursuant to the terms of the Investor Rights Agreement and as summarized below under the caption Director Nominations on page 12).

  The Board recommends that our stockholders vote FOR the election of each of the director nominees.

Q:    What are my voting choices when voting on the ratification of the appointment of Ernst & Young LLP as ANGI's independent registered public accounting firm for 2020 and what votes are required to ratify this appointment?

A:
You may vote in favor of the ratification, vote against the ratification or abstain from voting on the ratification.

  The ratification of the appointment of Ernst & Young LLP as ANGI's independent registered public accounting firm for 2020 requires the affirmative vote of holders of a majority of the voting power of shares of ANGI capital stock present at the Annual Meeting in person or represented by proxy and voting together.

  The Board recommends that our stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as ANGI's independent registered public accounting firm for 2020.

Q:    How does IAC's ownership of all of the shares of ANGI Class B common stock outstanding affect votes cast in connection with the Annual Meeting?

A:
As of April 28, 2020 (the Annual Meeting record date), IAC beneficially owned and had the right to vote all of the shares of ANGI Class B common outstanding, which holdings represented approximately 98.2% of the voting power of shares of ANGI capital stock entitled to vote at the Annual Meeting. As a result, regardless of the vote of any other ANGI stockholder, IAC has control over the vote on each matter submitted for stockholder approval at the Annual Meeting.

Q:    Could other matters be decided at the Annual Meeting?

A:
As of the date of this proxy statement, we did not know of any matters to be raised at the Annual Meeting, other than those referred to in this proxy statement.

  If other matters are properly presented at the Annual Meeting for consideration, the three ANGI officers who have been designated as proxies for the Annual Meeting, Joanne Hawkins, Shannon Shaw and Tanya M. Stanich, will each have the discretion to vote on those matters for stockholders who have submitted their proxy.

Q:    What do I need to do now to vote at the Annual Meeting?

A:
The ANGI Board of Directors is soliciting proxies for use at the Annual Meeting. Stockholders may submit proxies to instruct the designated proxies to vote their shares in any of three ways:

•
Submitting a Proxy Online:  Submit your proxy online at www.proxyvote.com. Internet proxy voting is available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Time, on Tuesday, June 23, 2020;

  •
  Submitting a Proxy by Telephone:  Submit your proxy by telephone by using the toll-free telephone number provided on your proxy card (1.800.690.6903). Telephone voting is available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Time, on Tuesday, June 23, 2020; or

  •
  Submitting a Proxy by Mail:  If you choose to submit your proxy by mail, simply mark, date and sign your proxy and return it in the postage-paid envelope provided or to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

  You may also participate in the Annual Meeting online at www.virtualshareholdermeeting.com/ANGI2020 and vote your shares online at that time, even if you have previously submitted your vote. To do so, you will need the sixteen-digit control number included on your Notice, your proxy card or the instructions from your broker that accompanied your proxy materials.

  For shares of ANGI Class A common stock held in street name, holders may submit a proxy online or by telephone before the date of the Annual Meeting if their broker, bank and/or other holder of record makes these methods available. If you submit a proxy online or by telephone, DO NOT request and return a printed proxy card from ANGI or from your broker, bank and/or other holder of record. If you hold your shares through a broker, bank and/or other holder of record, follow the voting instructions you receive from your broker, bank and/or other holder of record.

Q:    If I hold my ANGI shares in street name, will my broker, bank or other holder of record vote my shares for me?

A:
If you hold your shares of ANGI Class A common stock in street name, you must provide your broker, bank and/or other holder of record with instructions in order to vote these shares. If you do not provide voting instructions, whether your shares can be voted depends on the type of item being considered for a vote.

  Non-Discretionary Items. The election of directors is a non-discretionary item and may NOT be voted on by your broker, bank and/or other holder of record absent specific voting instructions from you. If you do not provide your bank, broker and/or other holder of record with voting instructions, your shares of ANGI Class A common stock will be represented by "broker non-votes" in the case of this proposal.

  Discretionary Items. The ratification of Ernst & Young LLP as ANGI's independent registered public accounting firm for 2020 is a discretionary item. Generally, brokers, banks and/or other holders of record that do not receive voting instructions from you may vote on this proposal in their discretion and these votes will be counted for purposes of determining a quorum.

Q:    What effect do abstentions and broker non-votes have on quorum requirements and the voting results for each proposal to be voted on at the Annual Meeting?

A:
Abstentions and shares represented by broker non-votes are counted as present for purposes of determining a quorum. Abstentions are treated as shares present and entitled to vote and, as a result, have the same effect as a vote against any proposal for which the voting standard is based on the number of shares present at the Annual Meeting (the auditor ratification proposal) and have no impact on the vote on any proposal for which the vote standard is based on the votes cast at the meeting (the election of directors). Shares represented by broker non-votes are not treated as shares entitled to vote and, as a result, have no effect on the outcome of any of the proposals to be voted on by stockholders at the Annual Meeting.

Q:    Can I change my vote or revoke my proxy?

  Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the polls close at the Annual Meeting by:

  •
  submitting a later-dated proxy relating to the same shares online, by telephone or by mail before the date of the Annual Meeting;

  •
  delivering a written notice, bearing a date later than your proxy, stating that you revoke the proxy; or

  •
  participating in the Annual Meeting and voting online at that time at www.virtualshareholdermeeting.com/ANGI2020 (although virtual attendance at the Annual Meeting will not, by itself, change your vote or revoke a proxy).

  To change your vote or revoke your proxy before the date of the Annual Meeting, follow the instructions provided on your Notice, proxy card or proxy materials to do so online or by telephone, or send a written notice or a new proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

  If you hold your shares of ANGI Class A common stock through a broker, bank and/or other holder of record, follow the instructions that you receive from your broker, bank and/or other holder of record if you wish to change your vote or revoke your proxy.

Q:    What if I do not specify a choice for a matter when returning a proxy?

A:
If you do not give specific instructions, proxies that are signed and returned will be voted FOR the election of all director nominees and FOR the ratification of the appointment of Ernst & Young LLP as ANGI's independent registered public accounting firm for the 2020 fiscal year.

Q:    How are proxies solicited and who bears the related costs?

A:
ANGI bears all expenses incurred in connection with the solicitation of proxies. In addition to solicitations by mail, directors, officers and employees of ANGI may solicit proxies from stockholders by various means, including by telephone, e-mail, letter or in person. Following the initial mailing of the Notice and proxy materials, ANGI will request brokers, banks and other holders of record to forward copies of these materials to persons for whom they hold shares of ANGI Class A common stock and to request authority for the exercise of proxies. In such cases, ANGI, upon the request of these holders of record, will reimburse these parties for their reasonable expenses.

Q:    What should I do if I have questions regarding the Annual Meeting?

A:
If you have any questions about the Annual Meeting, the various proposals to be voted on at the Annual Meeting and/or how to participate in the Annual Meeting online at www.virtualsharesholdermeeting.com/ANGI2020 and vote at that time and/or would like copies of any of the documents referred to in this proxy statement, contact ANGI Investor Relations at 1.212.314.7400 or ir@angihomeservices.com.

 PROPOSAL 1—ELECTION OF DIRECTORS

Proposal and Required Vote

        At the upcoming Annual Meeting, a board of eleven directors will be elected, each to hold office until the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified (or, if earlier, such director's removal or resignation from the Board). As described under the caption Director Nominations on page 12, pursuant to the Investor Rights Agreement, six directors are nominated by IAC and the remaining five directors are nominated by the ANGI Board. IAC has nominated Joseph Levin, Glenn H. Schiffman, Craig Smith, Mark Stein, Suzy Welch and Gregg Winiarski. The ANGI Board has nominated Alesia J. Haas, William B. Ridenour and Yilu Zhao and, as required by the Investor Rights Agreement, Angela R. Hicks Bowman and Thomas R. Evans. Information concerning director nominees, all of whom are incumbent directors, appears below.

        Although ANGI management does not anticipate that any of the director nominees named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute designated by the Board; provided, however, that if any of Messrs. Evans, Levin, Schiffman, Smith, Stein and/or Winiarski and/or Mses. Hicks Bowman and/or Welch are unable or unwilling to stand for election, their replacements shall be designated in the manner set forth in the Investor Rights Agreement and as summarized below under the caption Director Nominations on page 12.

        The election of each of our director nominees requires the affirmative vote of a plurality of the total number of votes cast by holders of shares of ANGI capital stock voting together as a single class. Pursuant to the Investor Rights Agreement, IAC has agreed to vote all of its shares of ANGI Class B common stock in favor of Thomas R. Evans and Angela R. Hicks Bowman (or their replacements).

        The Board recommends that our stockholders vote FOR the election of all director nominees.

Information Concerning Director Nominees

        Background information about each director nominee is set forth below, including (as applicable) information regarding the specific experiences, characteristics, attributes and skills considered in connection with the nomination of each director nominee.

        Thomas R. Evans, age 65, has been a director of ANGI since September 2017. Mr. Evans served as President and Chief Executive Officer of Bankrate, Inc. (a digital publisher of consumer financial content and rate information ("Bankrate")) from June 2004 to December 2013, during which time he also served as a member of the board of directors of Bankrate. Following his retirement from Bankrate, Mr. Evans served as an advisor to the board of directors of Bankrate through December 2015. Prior to his tenure at Bankrate, Mr. Evans served as Chairman and Chief Executive Officer of Official Payments Corp. (a company specializing in the online processing of consumer credit card payments for government taxes, fees and fines) from August 1999 to September 2003, and as President and Chief Executive Officer of GeoCities Inc. (a community of personal websites) from March 1998 to June 1999. Prior to his digital experience, Mr. Evans was a 20-year veteran of the magazine business, having served as President and Publisher of U.S. News & World Report, President of The Atlantic Monthly and President and Publisher of Fast Company, which he launched in 1995. Mr. Evans has served as a member of the board of directors of Shutterstock, Inc. (a stock photography, stock footage, stock music and editing tools provider) since March 2012 and served as a member of the boards of directors of Millennial Media, Inc. (a public mobile marketplace company), Future Fuel Corp. (a public chemical manufacturing company) and Angie's List during the past five years. Mr. Evans is one of two directors initially selected by Angie's List from its board of directors to serve as ANGI directors following the Combination and whom the Board is obligated to nominate for election at this year's

Annual Meeting. Mr. Evans has experience as a public company chief executive officer and advisor, as well as extensive digital experience in a variety of industries, a high level of financial literacy and insight into the media industry.

        Alesia J. Haas, 43, has been a director of ANGI since September 2017. Ms. Haas has served as Chief Financial Officer of Coinbase Global Inc. (a private cryptocurrency exchange fund ("Coinbase")) since April 2018. Prior to joining Coinbase, Mr. Haas served as Chief Financial Officer of Och Ziff Capital Management LLC (a publicly traded, global institutional alternative asset manager ("Och Ziff")) from December 2016 to April 2018. Prior to joining Och Ziff, Ms. Haas served as Chief Financial Officer of OneWest Bank, NA (a California based commercial bank ("OneWest Bank")) from January 2013 until its acquisition by CIT Group Inc. in August 2015. Prior to her tenure as Chief Financial Officer of OneWest Bank, Ms. Haas served as Interim Chief Financial Officer of OneWest Bank from September 2012 to January 2013 and Head of Strategy for OneWest Bank from March 2009 to August 2015. Ms. Haas served as a member of the board of directors of Sears Holding Corporation (a leading integrated (digital and physical) retailer) during the past five years. In nominating Ms. Haas, the Board considered her service as a public company chief financial officer and high level of financial literacy.

        Angela R. Hicks Bowman, age 47, who goes by Angie Hicks, has been a director of ANGI and served as our Chief Customer Officer since September 2017. Prior to serving in these roles, Ms. Hicks co-founded Angie's List in 1995 and served as its Chief Marketing Officer from May 2000 to September 2017 and as member of its board of directors from March 2013 to September 2017. Ms. Hicks earned a Bachelor of Arts in Economics from DePauw University, from which she received a Distinguished Alumni Award for Management and Entrepreneurship and the Robert C. McDermond Medal for Excellence in Entrepreneurship, and a Master of Business Administration degree from Harvard Business School. Ms. Hicks has received multiple awards for her entrepreneurial achievements, as well as her leadership in both the community and the technology field, including (among others) being awarded both the TechPoint Trailblazer Award and Harvard Business School's Alumni Achievement Award in 2017. Ms. Hicks is one of two directors initially selected by Angie's List from its board of directors to serve as ANGI directors following the Combination and whom the Board is obligated to nominate at this year's Annual Meeting. Ms. Hicks currently serves as our Chief Customer Officer and has unique knowledge and experience regarding Angie's List, as well as leadership and operational experience, all of which she has gained as a co-founder of Angie's List and through her role as Chief Marketing Officer of Angie's List prior to the Combination.

        Joseph Levin, age 40, has been Chairman of our Board since September 2017. Mr. Levin has served as Chief Executive Officer and a director of IAC since June 2015. Prior to his appointment as Chief Executive Officer of IAC, Mr. Levin served as Chief Executive Officer of IAC Search & Applications, overseeing the desktop software, mobile applications and media properties that comprised IAC's former Search & Applications segment, from January 2012. From November 2009 to January 2012, Mr. Levin served as Chief Executive Officer of Mindspark Interactive Network, an IAC subsidiary, and previously served in various capacities at IAC in strategic planning, mergers and acquisitions and finance since joining IAC in 2003. Mr. Levin has also served on the board of directors of Match Group, Inc. since October 2015 and currently serves as Chairman of the board of Match Group, Inc. Mr. Levin previously served on the boards of directors of LendingTree, Inc. (from August 2008 through November 2014), The Active Network (beginning prior to its 2011 initial public offering through its sale in December 2013) and Groupon, Inc. (from March 2017 to July 2019). In addition to his for-profit affiliations, Mr. Levin serves on the Undergraduate Executive Board of Wharton School. Mr. Levin was nominated by IAC pursuant to the Investor Rights Agreement. Mr. Levin has unique knowledge and experience regarding ANGI and its businesses that he has gained through his various roles with IAC since 2003, most recently his role as Chief Executive Officer of IAC, as well as a high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.

        William B. Ridenour age 47, has served as a director and Chief Executive Officer of ANGI since November 2018. Prior to serving in these roles, he served as Chief Product Officer of ANGI from September 2017. In this role, Mr. Ridenour managed web and mobile product strategy, product design and development and technology operations for the Company's various brands in the United States, as well managed the operations of mHelpDesk and CraftJack. Prior to serving in this role, Mr. Ridenour served as Chief Product Officer and Chief Technology Officer of HomeAdvisor (US) from November 2011. Prior to joining HomeAdvisor (US), Mr. Ridenour was the Senior Vice President of eCommerce at Nutrisystem, Inc. from April 2007 through November 2011. In nominating Mr. Ridenour, the Board considered his role as Chief Executive Officer of ANGI and his unique knowledge and experience regarding our HomeAdvisor Business and the products and technology of the Company's various brands, as well as the operations of the Company's domestic subsidiaries generally, all of which he has gained through his roles as Chief Executive Officer and Chief Product Officer of ANGI and Chief Product and Chief Technology Officer of HomeAdvisor (US).

        Glenn H. Schiffman, age 50, has served as a director of ANGI since June 2017 and served as Chief Financial Officer of ANGI from September 2017 to March 2019. Mr. Schiffman has served as Executive Vice President and Chief Financial Officer of IAC since April 2016. Prior to joining IAC, Mr. Schiffman served as Senior Managing Director at Guggenheim Securities, the investment banking and capital markets business of Guggenheim Partners, from March 2013. Prior to his tenure at Guggenheim Securities, Mr. Schiffman was a partner at The Raine Group, a merchant bank focused on advising and investing in the technology, media and telecommunications industries, from September 2011 to March 2013. Prior to joining The Raine Group, Mr. Schiffman served as Co-Head of the Global Media group at Lehman Brothers from 2005 to 2007 and Head of Investment Banking Asia-Pacific at Lehman Brothers (and subsequently Nomura) from April 2007 to January 2010, as well as Head of Investment Banking, Americas from January 2010 to April 2011 for Nomura. Mr. Schiffman's roles at Nomura followed Nomura's acquisition of Lehman's Asia business in 2008. In his not-for-profit affiliations, Mr. Schiffman is a member of the National Committee on United States-China Relations and serves as a Member of the Board of Visitors for the Duke University School of Medicine. Mr. Schiffman has served on the board of directors of Match Group, Inc. since September 2016. Mr. Schiffman was nominated by IAC pursuant to the Investor Rights Agreement. Mr. Schiffman served as Chief Financial Officer of ANGI and also has unique knowledge and experience regarding ANGI and its businesses that he has gained through his role as Executive Vice President and Chief Executive Officer of IAC, as well as a high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions. Mr. Schiffman also has investment banking experience, which gives him particular insight into trends in capital markets and the technology and media industries.

        Craig Smith, age 44, has served as a director of ANGI since November 2018 and as President and Chief Operating Officer of ANGI since September 2017. In his current role, Mr. Smith oversees the Company's operations, including the sales forces for its principal brands in the United States, as well as manages the operations of the Company's Handy, HomeStars, CraftJack, mHelpDesk and Fix'd businesses. Prior to serving in this role, Mr. Smith served as President and Chief Operating Officer of HomeAdvisor (US) from July 2000. Prior to joining HomeAdvisor (US), Mr. Smith worked as an investment analyst for the El Pomar Foundation from June 1997 to July 2000. Mr. Smith was nominated by IAC pursuant to the Investor Rights Agreement. Mr. Smith currently serves as President and Chief Operating Officer of ANGI and has unique knowledge and experience regarding our HomeAdvisor Business, as well as the operations of the Company's domestic subsidiaries (particularly their respective sales forces), all of which he has gained through his roles ad President and Chief Operating Officer of ANGI and HomeAdvisor (US).

        Mark Stein, age 52, has served as a director of ANGI since September 2017. Mr. Stein has served as Executive Vice President and Chief Strategy Officer of IAC since January 2016 and prior to that time, served as Senior Vice President and Chief Strategy Officer of IAC from September 2015. Mr. Stein previously served as both Senior Vice President of Corporate Development at IAC (from January 2008) and Chief Strategy Officer of IAC Search & Applications, the desktop software, mobile applications and media properties that comprised IAC's former Search & Applications segment (from November 2012). Prior to his service in these roles, Mr. Stein served in several other capacities for IAC and its businesses, including as Chief Strategy Officer of Mindspark Interactive Network from 2009 to 2012, and prior to that time, as Executive Vice President of Corporate and Business Development of IAC Search & Media. Mr. Stein has served on the board of directors of Match Group, Inc. since November 2015. Mr. Stein was nominated by IAC pursuant to the Investor Rights Agreement. Mr. Stein has unique knowledge and experience regarding ANGI and its businesses that he has gained through his various roles with IAC since 2005, as well as high levels of financial and legal literacy, experience in operating a variety of online consumer service businesses and expertise regarding investments, partnerships and other strategic transactions.

        Suzy Welch, age 59, has served as a director of ANGI since September 2017. Ms. Welch is a business journalist, public speaker and author of the New York Times bestseller 10-10-10: A Life Transforming Idea, a guide to values-driven decision making. Ms. Welch is also a co-author of the international best-sellers, The Real Life MBA and Winning. In addition to her writing and public speaking, Ms. Welch has served as a television commentator for numerous networks since 2002, and exclusively for NBC and CNBC since 2015. She is also a contributing editor for LinkedIn, anchoring major editorial projects. Since 2010, Ms. Welch has also served as a curriculum advisor for the Jack Welch Management Institute, which she co-founded. Ms. Welch began her career working as a reporter for The Miami Herald from September 1981 through June 1985, after which she attended Harvard Business School, where she graduated as a Baker Scholar in 1988. She then worked as a management consultant at Bain & Co. before joining the Harvard Business Review as a senior editor in January 1995. She was named editor-in-chief in 2001, serving in that position until April 2002. Ms. Welch also serves on several private company and non-profit boards. Ms. Welch was nominated by IAC pursuant to the Investor Rights Agreement. Ms. Welch has broad general business experience that she has gained through her various affiliations with Harvard and the Jack Welch Management Institute, as well as expertise in business leadership, strategy and organizational behavior, topics about which she has written and spoken extensively.

        Gregg Winiarski, age 49, has served as a director of ANGI since June 2017. Mr. Winiarski has served as Executive Vice President, General Counsel and Secretary of IAC since February 2014 and previously served as Senior Vice President, General Counsel and Secretary of IAC from February 2009 to February 2014. Mr. Winiarski previously served as Associate General Counsel of IAC from February 2005, during which time he had primary responsibility for all legal aspects of IAC's mergers and acquisitions and other transactional work. Prior to joining IAC in February 2005, Mr. Winiarski was an associate with Skadden, Arps, Slate, Meagher & Flom LLP, a global law firm, from 1997 to February 2005. Prior to joining Skadden, Mr. Winiarski was a certified public accountant with Ernst & Young in New York. Mr. Winiarski has served on the board of directors of Match Group, Inc. since October 2015. Mr. Winiarski was nominated by IAC pursuant to the Investor Rights Agreement. Mr. Winiarski has unique knowledge and experience regarding ANGI and its businesses that he has gained through his various roles with IAC since 2005, most recently his role as Executive Vice President, General Counsel and Secretary, as well as a high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.

        Yilu Zhao, age 44, has served as a director of ANGI since September 2017. Ms. Zhao is a co-founder, partner and managing director of Zebra Global Capital, a Beijing-based private equity fund focusing on technology. Prior to founding Zebra Global Capital in March 2016, Ms. Zhao served as

Chief Financial Officer of Qunar.com (a publicly traded, leading online travel platform) from March 2014 to January 2016. Before joining Qunar.com, Ms. Zhao served as an executive director in the investment banking division at Goldman Sachs from February 2008 to February 2014. Ms. Zhao was also a staff reporter with The New York Times and was part of a team that won the Pulitzer Prize for covering 9/11. In nominating Ms. Zhao, the Board considered her service as a public company chief financial officer and high level of financial literacy, as well as her private equity experience in the technology sector.

Corporate Governance

        Controlled Company Status. ANGI is subject to the Marketplace Rules of The Nasdaq Stock Market, LLC (the "Marketplace Rules"), which exempt "Controlled Companies" from certain Nasdaq corporate governance requirements. A "Controlled Company" is a company of which more than 50% of the voting power is held by an individual, group or another company. IAC controls more than 50% of the voting power of ANGI capital stock and has filed a Statement of Beneficial Ownership on Schedule 13D relating to its ANGI holdings with the SEC. On this basis, ANGI is relying on the exemption for Controlled Companies from certain Nasdaq requirements, specifically, those that would otherwise require that:

  •
  a majority of the ANGI Board of Directors consists of "independent" directors, as such term is defined in the Marketplace Rules; and

  •
  we have a nominating/governance committee composed entirely of "independent" directors with a written charter addressing the committee's purpose and responsibilities.

        Pursuant to the Investor Rights Agreement, we are obligated to avail ourselves of the exemption for Controlled Companies from certain Nasdaq requirements for so long as IAC controls more than 50% of ANGI capital stock (and except as may be otherwise consented to by IAC).

        Leadership Structure. The Company's business and affairs are overseen by its Board. Our Board currently has eleven members. Seven of our directors (Ms. Hicks and Messrs. Levin, Ridenour, Schiffman, Smith, Stein and Winiarski) are officers of ANGI or IAC and of the four remaining current directors (Mr. Evans and Mses. Haas, Welch and Zhao), three are "independent" under the Marketplace Rules. The Board has an Audit Committee, an Executive Compensation Committee and a Compensation Committee. The Audit and Executive Compensation Committees are both comprised solely of independent directors. For more information regarding director independence and our Board Committees, see the discussion under Director Independence on page 11 and The Board and Board Committees beginning on page 13. All of our directors play an active role in Board matters, are encouraged to communicate among themselves and directly with the Chairman and the Chief Executive Officer and have full access to Company management at all times.

        Our independent directors meet in scheduled executive sessions without management present at least twice a year and may schedule additional meetings as they deem appropriate. We do not have a lead independent director or any other formally appointed leader for these sessions. The independent membership of our Audit and Executive Compensation Committees ensures that directors with no ties to Company management are charged with oversight for all financial reporting and executive compensation related decisions made by Company management. At each regularly scheduled Board meeting, the Chairperson of each of these committees will provide the full Board with an update of all significant matters discussed, reviewed, considered and/or approved by the relevant committee since the last regularly scheduled Board meeting.

        Mr. Ridenour serves as our Chief Executive Officer and Mr. Levin serves as our Chairman. We believe that this leadership structure provides us with the benefit of a full-time Chief Executive Officer dedicated to focusing on the day-to-day management and continued growth of our company and its various businesses, coupled with the oversight of our strategic goals and vision by a Chairman who has a wealth of unique knowledge and experience regarding us and our businesses, as well as public company expertise. At this time, we believe that this leadership structure is the most appropriate one for the Company and its stockholders.

        Risk Oversight. Company management is responsible for assessing and managing the Company's exposure to various risks on a day-to-day basis, which responsibilities include the creation of appropriate risk management programs and policies. Company management has developed and implemented guidelines and policies to identify, assess and manage significant risks facing the Company. In developing this framework, the Company recognized that leadership and success are impossible without taking risks; however, the imprudent acceptance of risk or the failure to appropriately identify and mitigate risks could adversely impact stockholder value. The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company's approach to risk management. The Board exercises these responsibilities periodically as part of its meetings and through discussions with Company management, as well as through the Board's committees, which examine various components of financial and compensation-related risks, respectively, as part of their responsibilities. In addition, an overall review of risk is inherent in the Board's consideration of the Company's long-term strategies and in the transactions and other matters presented to the Board, including significant capital expenditures, acquisitions and divestitures and financial matters. The Board's role in risk oversight of the Company is consistent with the Company's leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing the Company's risk exposure, and our Chairman and the Board and its committees providing oversight in connection with those efforts.

        Compensation Risk Assessment. We periodically conduct risk assessments of our compensation policies and practices for our employees, including those related to our executive compensation programs. The goal of these assessments is to determine whether the general structure of the Company's compensation policies and programs and the administration of these programs pose any material risks to the Company. The findings of any risk assessment are discussed with the Executive Compensation and Compensation Committees and, where appropriate, the full Board of Directors. Based upon our assessments, we believe that our compensation policies and programs do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Company.

        Hedging Policies and Practices. ANGI's policy on securities trading provides that no director, officer or employee of ANGI and its businesses may engage in transactions in publicly traded options, such as puts, calls and other derivative securities, relating to securities of ANGI and/or its publicly traded affiliates, or engage in short sales with respect to securities of ANGI and/or its publicly traded affiliates. This prohibition extends to any and all forms of hedging and monetization transactions, such as zero-cost collars and forward sale contracts (among others).

        Director Independence. Under the Marketplace Rules, the Board has a responsibility to make an affirmative determination that those members of the Board who serve as independent directors do not have any relationships with us and our businesses that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. When making independence determinations, the Board reviews information regarding transactions, relationships and arrangements relevant to independence, including those required by the Marketplace Rules. Specifically, the Board considers that in some cases in the ordinary course of business, ANGI and its businesses and affiliates (including IAC and its other subsidiaries) may sell products and services to, and/or purchase products and services from, companies at which directors (or certain of their family members) are employed or serve as directors, or over which directors (or certain of their family members) may otherwise exert control and if so, whether any payments were made to (or received from) such entities by ANGI and its businesses and affiliates (including IAC and its other subsidiaries). Information relevant to independence determinations is obtained from director responses to questionnaires circulated by Company management, as well as from Company records and publicly available information. Once an independence determination is made, Company management monitors those transactions, relationships and arrangements that were relevant to such determination, as well as periodically solicits updated information potentially relevant to independence from internal personnel and directors, to determine whether there have been any developments that could potentially have an adverse impact on a prior independence determination.

        In late 2019, the Board determined that each of Mr. Evans and Mses. Haas and Zhao is independent. In the case of Mr. Evans and Mses. Haas and Zhao, no relationships of the type that would preclude a determination of independence under the Marketplace Rules or otherwise interfere with the exercise of independent judgment in carrying out the responsibilities of a director were identified for consideration.

        Of the remaining eight incumbent directors, seven (Ms. Hicks and Messrs. Levin, Ridenour, Schiffman, Stein, Smith and Winiarski) are officers of ANGI or IAC and a family member of Ms. Welch provided consulting services to IAC and received fees for these services from IAC. Given these relationships, none of these directors is independent.

        In addition to the satisfaction of the director independence requirements set forth in the Marketplace Rules, members of the Audit and Executive Compensation Committees have also satisfied separate independence requirements under the current standards imposed by the SEC and the Marketplace Rules for audit committee and compensation committee members.

        Director Nominations. Pursuant to the Investor Rights Agreement, IAC has the right to nominate a certain number of our directors (currently six) corresponding to its degree of equity and voting interest in us until such time as its equity and voting interest are both less than 10%, as well as appoint replacements of its designated directors should such individuals become unable or unwilling to serve. IAC has nominated Messrs. Levin, Schiffman, Smith, Stein and Winiarski and Ms. Welch and the remaining five directors (Messrs. Evans and Ridenour and Mses. Haas, Hicks and Zhao) were nominated by the ANGI Board. The Investor Rights Agreement also provides that until the date immediately preceding this year's Annual Meeting, the ANGI Board shall nominate the two directors initially selected by Angie's List from its board of directors to serve as directors of ANGI following the Combination (Mr. Evans and Ms. Hicks or their replacements pursuant to the Investor Rights Agreement) and IAC shall vote all of its shares of ANGI capital stock in favor of such directors (and not vote to remove such directors other than for cause). If, prior to this year's Annual Meeting, Mr. Evans and/or Ms. Hicks become unable or unwilling to serve, then the ANGI Board will select a replacement. Any individual selected as a replacement shall be: (i) independent under applicable SEC rules and the Marketplace Rules if the individual is replacing Mr. Evans, (ii) qualified to serve as an independent director of IAC (were such individual to be appointed at such time to IAC's board of directors) and (iii) acceptable to the remaining director initially selected by Angie's List.

        As a result of the rights under the Investor Rights Agreement described above and the Controlled Company exemption, the Board does not have a nominating committee or other committee performing similar functions nor any formal policy on nominations. While there are no specific requirements for eligibility to serve as a director of ANGI, in evaluating candidates, the Board will consider (regardless of how the candidate was identified or recommended) whether the professional and personal ethics and values of the candidate are consistent with those of ANGI, whether the candidate's experience and expertise would be beneficial to the Board, whether the candidate is willing and able to devote the necessary time and energy to the work of the Board and whether the candidate is prepared and qualified to represent the best interests of ANGI's stockholders. While the Board does not have a formal diversity policy, it also considers the overall diversity of the experiences, characteristics, attributes, skills and backgrounds of candidates relative to those of other Board members and those represented by the Board as a whole to ensure that the Board has the right mix of skills, expertise and background.

        The Board does not have a formal policy regarding the consideration of director nominees recommended by stockholders, as to date ANGI has not received any such recommendations. However, the Board would consider such recommendations if made in the future. Stockholders who wish to make such a recommendation should send the recommendation to ANGI Homeservices Inc., 3601 Walnut Street, Suite 700, Denver, Colorado 80205, Attention: Corporate Secretary. The envelope must contain a clear notation that the enclosed letter is a "Director Nominee Recommendation." The letter must identify the author as a stockholder, provide a brief summary of the candidate's qualifications and history, together with an indication that the recommended individual would be willing to serve (if elected), and must be accompanied by evidence of the sender's stock ownership. Any director recommendations will be reviewed by the Corporate Secretary and the Chairman and, if deemed appropriate, will be shared with the full Board for further review.

        Communications with the ANGI Board. Stockholders who wish to communicate with the ANGI Board or a particular director may send such communication to ANGI Homeservices Inc., 3601 Walnut Street, Suite 700, Denver, Colorado 80205, Attention: Corporate Secretary.

        The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Stockholder—Board Communication" or "Stockholder—Director Communication." All such letters must identify the author as a stockholder, provide evidence of the sender's stock ownership and clearly state whether the intended recipients are all members of the Board or a particular director or directors. The Corporate Secretary will then review such correspondence and forward it to the Board, or to the specified director(s), if appropriate.

The Board and Board Committees

        The Board. The Board met four times and did not take any action by written consent in 2019. All incumbent directors attended at least 75% of the meetings of the Board and the Board committees on which they served during 2019. Directors are not required to attend annual meetings of ANGI stockholders. Four members of the Board attended the Company's 2019 Annual Meeting of Stockholders.

        The Board currently has three standing committees: the Audit Committee, the Executive Compensation Committee and the Compensation Committee.

        Audit Committee. During 2019, the members of the Audit Committee were Mr. Evans and Mses. Haas and Zhao, with Ms. Haas serving as the Chairperson of such committee. The Audit Committee met eight times and did not take any action taken by written consent in 2019.

        The Audit Committee is appointed by the Board and functions pursuant to a written charter adopted by the Board, the most recent version of which was filed as Appendix A to the Company's 2018 Annual Meeting proxy statement. The Audit Committee assists the Board with a variety of matters described in its charter, which include monitoring: (i) the integrity of ANGI's financial statements, (ii) the effectiveness of ANGI's internal control over financial reporting, (iii) the qualifications and independence of ANGI's independent registered public accounting firm, (iv) the performance of ANGI's internal audit function and independent registered public accounting firm, (v) ANGI's risk assessment and risk management policies as they relate to financial and other risk exposures and (vi) the compliance by ANGI with legal and regulatory requirements. In fulfilling its purpose, the Audit Committee maintains free and open communication among itself, the Company's independent registered public accounting firm, the Company's internal auditors and Company management. The formal report of the Audit Committee is set forth on page 16.

        The Board previously concluded that each of Mr. Evans and Mses. Haas and Zhao meet the independence standards under applicable SEC rules and the Marketplace Rules for service on the Audit Committee and is able to read and understand fundamental financial statements, and that Ms. Haas is an "audit committee financial expert," as such term is defined in applicable SEC rules and the Marketplace Rules.

        Pursuant to the Investor Rights Agreement, until the date immediately preceding this year's Annual Meeting, at least one of Mr. Evans or Ms. Hicks (or his or her replacement, if applicable) shall be a member of the Audit Committee if such individual meets the independence standards under applicable SEC rules and the Marketplace Rules.

        Executive Compensation and Compensation Committees. During 2019, the members of: (i) the Executive Compensation Committee were Mr. Evans and Ms. Haas and (ii) the Compensation Committee were Mr. Evans and Mses. Haas and Welch, with Mr. Evans serving as the Chairperson of both committees. The Executive Compensation Committee met once and took action by written consent four times in 2019. The Compensation Committee met twice and took action by written consent four times in 2019.

        Both committees are appointed by the Board and each committee functions pursuant to a written charter adopted by the Board, the most recent versions of which were filed as Appendices B and C to the Company's 2018 Annual Meeting proxy statement. Except for those matters reserved exclusively for the Executive Compensation Committee (as described below), both committees assist the Board with all matters relating to, and have overall responsibility for approving and evaluating, all compensation plans, policies and programs of the Company. Both committees may form and delegate authority to subcommittees and may delegate authority to one or more of their respective members. While the committees generally meet and take action jointly, where appropriate or required, either committee takes action unilaterally. In addition, the Compensation Committee may also delegate to one or more of the Company's officers its authority to make grants of equity-based compensation to the extent allowed under applicable law.

        Matters reserved exclusively for the Executive Compensation Committee relate to the compensation of our Chief Executive Officer and other "officers" (as such term is defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")). Accordingly, the Executive Compensation Committee has overall responsibility for approving and evaluating all compensation plans, policies and programs of the Company in which these officers are the exclusive participants and any other compensation plans, policies, and programs of the Company as they may affect such officers.

        For additional information on ANGI's processes and procedures for the consideration and determination of executive compensation and the related roles of the Executive Compensation and Compensation Committees, Company management and consultants, see the discussion under Compensation Discussion and Analysis generally beginning on page 19. The joint report of the Executive Compensation and Compensation Committees is set forth on page 25.

        The Board previously concluded that each of Mr. Evans and Ms. Haas meet the independence and other requirements of applicable SEC rules and the Marketplace Rules for compensation committee members.

 PROPOSAL 2—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Subject to stockholder ratification, the Audit Committee has appointed Ernst & Young LLP as ANGI's independent registered public accounting firm for the fiscal year ending December 31, 2020.

        The Audit Committee annually evaluates the performance of Ernst & Young LLP and determines whether to continue to retain such firm or consider the retention of another firm. In appointing Ernst & Young LLP as IAC's independent registered public accounting firm for 2020, the Audit Committee considered: (i) the firm's performance as the Company's independent registered public accounting firm, (ii) the fact that the firm has served as the independent registered public accounting firm for IAC (which included HomeAdvisor (US) and HomeAdvisor International when they were wholly-owned subsidiaries of IAC) since 1996 and also served as the independent registered public accounting firm for Angie's List for many years, (iii) the firm's independence with respect to the services to be performed for the Company and (iv) the firm's strong and considerable qualifications and general reputation for adherence to professional auditing standards.

        A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions.

        Ratification of the appointment of ANGI's independent registered public accounting firm requires the affirmative vote of holders of a majority of the voting power of shares of ANGI capital stock present at the Annual Meeting in person or represented by proxy and voting together.

        The Board recommends that our stockholders vote FOR ratification of the appointment of Ernst & Young LLP as ANGI's independent registered public accounting firm for 2020.

 AUDIT COMMITTEE MATTERS

Audit Committee Report

        The Audit Committee functions pursuant to a written charter adopted by the Board, the most recent version of which was filed as Appendix A to the Company's 2018 Annual Meeting proxy statement. The Audit Committee charter governs the operations of the Audit Committee and sets forth its responsibilities, which include providing assistance to the Board with the monitoring of: (i) the integrity of ANGI's financial statements, (ii) the effectiveness of ANGI's internal control over financial reporting, (iii) the qualifications and independence of ANGI's independent registered public accounting firm, (iv) the performance of ANGI's internal audit function and independent registered public accounting firm, (v) ANGI's risk assessment and risk management policies as they relate to financial and other risk exposures and (vi) the compliance by ANGI with legal and regulatory requirements. It is not the duty of the Audit Committee to plan or conduct audits or to determine that ANGI's financial statements and disclosures are complete, accurate and have been prepared in accordance with generally accepted accounting principles and applicable rules and regulations. Management is responsible for the Company's financial reporting process, including systems of internal control over financial reporting. The independent registered public accountants are responsible for performing an independent audit of the Company's consolidated financial statements and the effectiveness of the Company's internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board, and to issue a report thereon. The Audit Committee's responsibility is to engage the independent auditor and otherwise to monitor and oversee these processes.

        In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated and combined financial statements of ANGI included in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 with ANGI's management and Ernst & Young LLP, ANGI's independent registered public accounting firm.

        The Audit Committee has discussed with Ernst & Young the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the Securities and Exchange Commission. In addition, the Audit Committee has received the written disclosures and letter from Ernst & Young required by applicable requirements of the PCAOB regarding Ernst & Young's communications with the Audit Committee concerning independence and has discussed with Ernst & Young its independence from ANGI and its management.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated and combined financial statements of ANGI be included in ANGI's Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

Members of the Audit Committee

Alesia J. Haas (Chairperson)
Thomas R. Evans
Yilu Zhao

Fees Paid to Our Independent Registered Public Accounting Firm

        The following table sets forth fees for all professional services rendered by Ernst & Young to ANGI for the years ended December 31, 2019 and 2018:

	2019		2018
Audit Fees	$1,932,000	(1)	$2,071,000	(2)
Audit-Related Fees	—		—
Total Audit and Audit-Related Fees	$1,932,000		$2,071,000
Tax Fees	—		—

Total Fees	$1,932,000		$2,071,000

(1)
Audit Fees in 2019 include (i) fees associated with the annual audit of financial statements and internal control over financial reporting and the review of periodic reports, (ii) fees for statutory audits (audits performed for certain ANGI businesses in various jurisdictions abroad, which audits are required by local law), and (iii) fees for accounting consultations

(2)
Audit Fees in 2018 include: (i) fees associated with the annual audit of financial statements and internal control over financial reporting and the review of periodic reports, (ii) fees for statutory audits, (iii) fees for services performed in connection with the filing of a shelf registration statement in October 2018 to register shares of ANGI Class A common stock issued in connection with an acquisition for resale, as well as the review of the related prospectus, the issuance of a related comfort letter and other services in connection with an underwritten offering pursuant to such shelf registration statement in December 2018, and (iv) fees for accounting consultations.

Audit and Non-Audit Services Pre-Approval Policy

        The Audit Committee has a policy governing the pre-approval of all audit and permitted non-audit services performed by ANGI's independent registered public accounting firm in order to ensure that the provision of these services does not impair such firm's independence from ANGI and its management. Unless a type of service to be provided by ANGI's independent registered public accounting firm has received general pre-approval, it requires specific pre-approval by the Audit Committee. Any proposed services in excess of pre-approved cost levels also require specific pre-approval by the Audit Committee. In all pre-approval instances, the Audit Committee considers whether such services are consistent with SEC rules regarding auditor independence.

        All Tax services require specific pre-approval by the Audit Committee. In addition, the Audit Committee has designated specific services that have the pre-approval of the Audit Committee (each of which is subject to pre-approved cost levels) and has classified these pre-approved services into one of three categories: Audit, Audit-Related and All Other (excluding Tax). The term of any pre-approval is twelve months from the date of the pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee reviews the list of pre-approved services from time to time and will revise it as and if appropriate. Pre-approved fee levels for all services to be provided by ANGI's independent registered public accounting firm are established periodically from time to time by the Audit Committee.

        Pursuant to this pre-approval policy, the Audit Committee may delegate its authority to grant pre-approvals to one or more of its members, and has currently delegated this authority to its Chairperson. The decisions of the Chairperson (or any other member(s) to whom such authority may be delegated) to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services to management.

 INFORMATION CONCERNING ANGI EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

        Background information about current ANGI executive officers who are not director nominees is set forth below. For background information about ANGI's Chief Executive Officer, William B. Ridenour, and President and Chief Operating Officer, Craig Smith, see the discussion under Information Concerning Director Nominees beginning on page 6.

        Jamie Cohen, age 33, has served as Chief Financial Officer of ANGI since March 2019. Prior to serving in this role, Ms. Cohen served as ANGI's Executive Vice President of Finance and Accounting from September 2017 and in the same role for the Company's HomeAdvisor (US) business from January 2017. Prior to that time, Ms. Cohen held various senior finance positions at the Company's HomeAdvisor (US) business from July 2011.

        Oisin Hanrahan, age 36, has served as Chief Product Officer of ANGI since June 2019. Mr. Hanrahan also serves as Chief Executive Officer of Handy, Inc. ("Handy"), which ANGI acquired in October 2018. Mr. Hanrahan co-founded Handy in 2012 and served as its Chief Executive Officer since its founding. Prior to founding Handy, Mr. Hanrahan founded MiCandidate, a service that provided real time political content to media companies in 25 European countries, and Clearwater Group, a real estate development business in Budapest, Hungary. Mr. Hanrahan is also a co-founder and served as a member of the board of directors of The Undergraduate Awards, a foundation he created in 2009 to support and celebrate outstanding undergraduate students globally. Mr. Hanrahan studied at Trinity College Dublin, London School of Economics and Harvard Business School and also advises a number of startups and runs a small early stage angel fund.

        Jeffrey W. Kip, age 52, has served as Chief Executive Officer of HomeAdvisor International since April 2016. Prior to serving in this role, Mr. Kip served as Chief Financial Officer of IAC from March 2012 to April 2016. Before joining IAC, Mr. Kip served as Executive Vice President, Chief Financial Officer of Panera Bread Company, a national bakery-cafe concept in the United States and Canada ("Panera"), from May 2006 to March 2012. From November 2003 until May 2006, Mr. Kip served as Panera's Vice President, Finance and Planning and as Vice President, Corporate Development from May 2003 until November 2003. From November 2002 until April 2003, Mr. Kip served as an Associate Director and Director at UBS, an investment banking firm, and from August 1999 until November 2002, Mr. Kip was an Associate at Goldman Sachs, an investment banking firm.

        Allison Lowrie, age 42, has served as Chief Marketing Officer of ANGI since September 2017. In her current role, Ms. Lowrie specializes in brand management, customer acquisition, communications and marketing intelligence for the Company's various brands. Prior to serving in this role, Ms. Lowrie served as Chief Marketing Officer of HomeAdvisor (US) from March 2015 and prior to that time, in various senior marketing positions at HomeAdvisor (US) from May 2010 to March 2015. Prior to joining HomeAdvisor (US), Ms. Lowrie served as Director of Advertising Products at Cars.com from November 2004 to May 2010.

        Shannon Shaw, age 45, has served as Chief Legal Officer of ANGI since March 2019. In her current role, Ms. Shaw oversees all legal and compliance matters across the Company's various brands and businesses, as well as human resources. Before joining the Company, Ms. Shaw served as Chief Counsel, Americas for dormakaba Inc., a global provider of access control and security solutions, where she oversaw the company's legal operations for North America, Mexico and South America, from August 2018 to March 2019. Prior to her tenure at dormakaba Inc., Ms. Shaw served as General Counsel/Chief Legal Officer of Angie's List from September 2011 to April 2018. Prior to her tenure at Angie's List, Ms. Shaw was a labor and employment attorney at the law firm of Barnes & Thornburg, LLP from September 2003 to September 2011, where she litigated on behalf of companies and advised national and local companies on compliance with federal and state labor and employment laws. Ms. Shaw also served as Media Relations Coordinator at Clarian Health Partners, a large hospital conglomerate, from 1997 to 2000.

 COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis (the "CD&A") provides information regarding our compensation program as it relates to the following persons, to whom we refer to in this CD&A as our "named executive officers" (the "NEOs"):

  •
  William B. Ridenour, Chief Executive Officer;

  •
  Jamie Cohen, Chief Financial Officer (effective March 12, 2019);

  •
  Allison Lowrie, Chief Marketing Officer;

  •
  Oisin Hanrahan, Chief Product Officer (effective June 26, 2019);

  •
  Shannon Shaw, Chief Legal Officer (effective March 18, 2019); and

  •
  Glenn H. Schiffman, IAC's Executive Vice President and Chief Financial Officer, who also served as our Chief Financial Officer (through March 12, 2019).

Philosophy and Objectives

        Our executive officer compensation program is designed to increase long-term value by attracting, retaining, motivating and rewarding leaders with the competence, character, experience and ambition necessary to enable us to meet our growth objectives.

        When establishing compensation packages for a given executive, we follow a flexible approach, and make decisions based on a host of factors particular to a given executive's situation, including our firsthand experience with the competition for recruiting and retaining executives; negotiation and discussion with the relevant individual; competitive survey data; internal equity considerations; and other factors we deem relevant at the time.

        Similarly, we do not follow an arithmetic approach to establishing ongoing compensation levels and measuring and rewarding short-term and long-term performance, as we believe this approach often fails to adequately take into account the multiple factors that contribute to success at the individual executive officer and business level. In any given period, we may have multiple objectives, and these objectives, and their relative importance, often change as the competitive and strategic landscape shifts, even within a given compensation cycle. As a result, formulaic approaches often over-compensate or under-compensate a given performance level. Accordingly, we have historically avoided the use of strict formulas in our compensation practices and have relied primarily on a discretionary approach.

        While we consider market data in establishing broad compensation programs and practices and may periodically benchmark the compensation associated with particular executive positions, we do not definitively rely on competitive survey data or any benchmarking information in establishing executive compensation. We make decisions based on a host of factors particular to a given executive's situation, including those described above and the Company's understanding of the then current environment, and believe that over-reliance on survey data, or a benchmarking approach, is too rigid and stale for the dynamic and fast changing marketplace for talent in which we participate.

Roles and Responsibilities

        We have a Compensation Committee consisting of Mr. Evans, Ms. Haas and Ms. Welch, which has the primary responsibility for establishing our compensation philosophy and programs, and an Executive Compensation Committee (referred to in this CD&A as the "Committee"), consisting of Mr. Evans and Ms. Haas, two independent directors who have the primary responsibility of determining appropriate payments and awards to our NEOs and other executive officers, other than Mr. Schiffman, with respect to whom the Compensation and Human Resources Committee of IAC's Board of Directors (the "IAC Committee") has made such determinations. Pursuant to the Services Agreement,

IAC provides us with certain services, including the services of Mr. Schiffman as our Chief Financial Officer through March 12, 2019. IAC charged us for Mr. Schiffman's services at cost, based on the time Mr. Schiffman spent providing services to us.

        All compensation decisions referred to throughout this CD&A have been made by the Committee, based (in part) on recommendations from Mr. Levin, the Company's Chairman and IAC's Chief Executive Officer, and Mr. Ridenour, the Company's Chief Executive Officer. Certain of our executive officers participate in structuring Company-wide compensation programs and in establishing appropriate bonus and equity pools. In early 2020, Messrs. Levin and Ridenour met with the Committee and discussed their views of corporate and individual executive officer performance for 2019. Following this discussion, the Committee met in executive session to discuss these recommendations and ultimately determined the annual bonus amount for each NEO and our other executive officers (other than Mr. Schiffman, as described above). In establishing a given executive officer's compensation package, each individual component is evaluated independently and in relation to the package as a whole. Prior earnings histories and outstanding long-term compensation arrangements are also reviewed and taken into account. However, we do not believe in any formulaic relationship or targeted allocation between these elements. Instead, each individual executive's situation is evaluated on a case-by-case basis each year, considering the variety of relevant factors at that time. We do not have an ongoing relationship with any particular compensation consulting firm, although the Committee reserves the right to solicit the advice of consulting firms and engage legal counsel. No such consulting firms or legal counsel were engaged by the Committee during 2019.

        In addition, from time to time, the Company may solicit survey or peer compensation data from various consulting firms. In 2020, the Company engaged Compensation Advisory Partners LLC ("CAP") to provide comparative market data in connection with the Company's own analysis of its compensation practices, but neither CAP nor any other compensation consultant had any role in determining or recommending the amount or form of executive compensation for 2019.

        The Company presents its stockholders with the opportunity to cast a triennial advisory vote on executive compensation ("say-on-pay"), which reflects the preference expressed by our stockholders in 2018 with respect to the frequency of the say-on-pay vote. At our annual meeting of stockholders held in June 2018, a substantial majority of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Committee believes that the vote reflected stockholder support of our approach to executive compensation, and, as such, did not make changes based on the 2018 vote. The Committee will continue to consider the outcome of say-on-pay votes when making future compensation decisions for executive officers.

Compensation Elements

  General

        Compensation packages for NEOs and other executive officers have primarily consisted of salary, annual bonuses, long term incentives (typically equity awards) and, to a more limited extent, perquisites and other benefits. Prior to making specific decisions related to any particular element of compensation, we review the total compensation of each executive officer, evaluating total near- and long-term compensation in the aggregate. We determine which element or combinations of compensation elements (salary, bonus or equity) can be used most effectively to further our compensation objectives. However, all such decisions are subjective, and made on a facts-and-circumstances basis without any prescribed relationship between the various elements of the total compensation package.

  Salary

        General. A new executive officer's starting salary is typically negotiated upon arrival, based on the executive officer's prior compensation history, prior compensation levels for the particular position at the Company, the executive officer's location, salary levels of other executive officers, salary levels available to the individual in alternative opportunities, reference to certain survey information and the extent to which we desire to secure the executive officer's services.

        Once established, salaries can increase based on a number of factors, including the assumption of additional responsibilities, internal equity, periodic market checks and other factors that demonstrate an executive officer's increased value. In 2019, Ms. Cohen and Mr. Hanrahan received salary increases effective upon their promotions. No other NEO's salary was adjusted during 2019.

  Annual Bonuses

        General. The annual bonus program is designed to reward performance on an annual basis. Because of the variable nature of the bonus program, and because in any given year bonuses have the potential to make up a significant portion of an executive officer's total compensation, the bonus program provides an important incentive tool to achieve annual objectives. Since the Combination, the Company has paid annual bonuses shortly after year-end following the finalization of financial results for the prior year.

        The determination of bonus amounts is based on a non-formulaic assessment of factors that vary from year to year and success is measured subjectively. In setting individual annual bonus amounts for executive officers, we consider a variety of factors regarding the Company's overall performance, such as growth in revenue and profitability; achievement of strategic objectives by the Company and its positioning for future growth; an individual's performance and contribution to the Company; and, in the case of NEOs, the bonus amount for each NEO relative to other NEOs. No quantified weight is given to any particular consideration. We have engaged in an overall assessment of appropriate bonus levels based on a subjective interpretation of corporate performance.

        NEO and other executive officer bonuses may be highly variable from year-to-year depending on performance of the Company and, in certain circumstances, individual executive officer performance. Accordingly, we believe that our bonus program provides strong incentive to meet the Company's annual goals.

        2019 Bonuses. In setting bonus levels for 2019 bonus awards for executive officers, the Committee considered a variety of factors, including: (i) double digit revenue growth in 2019 due to Marketplace revenue growth, including increased revenue per paying service provider, and contributions from Handy (acquired in October 2018); (ii) successfully integrating Handy and launching a pre-priced product offering in more than 150 categories; (iii) the acquisition of Fix'd Repair, a home warranty and service company; (iv) the strength of the performance of the Angie's List business relative to our expectations; and (v) the Committee's assessment of the Company being poised for growth heading into 2020. The Committee also considered the performance of the HomeAdvisor Business relative to certain strategic objectives that had been established for the year. In addition, 2019 achievements were considered, and compared to achievements and bonus levels in prior years. As noted above, in setting individual bonus amounts, there was no weight assigned to any specific factor, and no application of a formulaic calculation. In addition, the Committee considered: (i) for Mr. Hanrahan, his accomplishments as Chief Executive Officer of Handy, prior to his undertaking his current role, and (ii) for Ms. Shaw, the terms of her employment contract, which provided that the Company would pay her a bonus of not less than 60% of her base salary for 2019.

        2019 Bonus for Mr. Schiffman. In setting Mr. Schiffman's bonus award for 2019, the IAC Committee considered a variety of factors, including: (i) launching several strategic initiatives, including the agreement to separate Match Group from IAC and the agreement to acquire Care.com; (ii) the successful completion of financing activities and robust year-end cash position; and (iii) IAC's operating results. While the factors noted above were the primary ones considered in setting the bonus amount for Mr. Schiffman, the IAC Committee also considered Mr. Schiffman's role and responsibilities, the relative contributions made by Mr. Schiffman during the year and the relative size of the bonuses paid to the other named executive officers of IAC.

  Long-Term Incentives

        General. We believe that providing a meaningful equity stake in our business is essential to create compensation opportunities that can compete, on a risk-adjusted basis, with other employment opportunities in a competitive marketplace. In addition, we believe that ownership shapes behavior, and that by providing compensation in the form of equity awards, we align executive officer incentives with stockholder interests in a manner that we believe drives superior performance over time.

        In setting particular award levels, the predominant objectives have been providing the person with effective retention incentives, appropriate rewards for past performance and incentives for strong future performance. Appropriate levels to meet these goals may vary from year to year, and from individual to individual, based on a variety of factors. The annual corporate performance factors relevant to setting bonus amounts that were discussed above, while taken into account, have generally been less relevant in granting equity awards, as the awards tend to be more forward looking, and are a longer-term retention and reward instrument than annual bonuses. For the awards described below, vesting is conditioned upon the applicable NEO's continued employment through the vesting date, except as noted immediately below or under the Severance section below.

        2019 Equity Awards. In February 2019, the Committee granted: (i) 234,466 restricted stock units ("RSUs") to Ms. Lowrie, vesting 50% on the second anniversary of the grant date, and 25% on each of the third and fourth anniversaries of the grant date, and (ii) granted 175,849 RSUs to Ms. Cohen, vesting 100% on the third anniversary of the grant date. Mr. Ridenour did not receive an equity award from the Company in 2019 following the annual review process in the February 2019, as the Committee considered his outstanding equity awards, including those received in late 2018 upon his appointment to the role of Chief Executive Officer, and the amount realizable from those awards based on then-current stock prices.

        In March 2019, upon her appointment to the role of Chief Legal Officer, Ms. Shaw was granted 187,852 RSUs, vesting in equal annual installments on the first three anniversaries of the grant date.

        In June 2019, upon his appointment to the role of Chief Product Officer, Mr. Hanrahan was awarded: (i) 113,895 RSUs, vesting in one lump sum installment on the third anniversary of the grant date, and (ii) 113,895 performance-based restricted stock units ("PSUs"), vesting in one lump sum installment on the third anniversary of the grant date, with vesting tied to the Company's average annual revenue growth rate over the three year term of the award and if an annual revenue growth target is met for any of the three twelve (12) month measurement periods over the three year term of the award, one-third of the PSUs shall vest at the end of such twelve (12) month period. In addition, in October 2019, Mr. Hanrahan received an award of up to 1,213,500 PSUs, vesting in five bi-annual installments beginning on October 19, 2019, with the actual number of PSUs vesting on any vesting date to be determined based on a comparison of the market price of the Company's Class A common stock on each vesting date to the Company's stock price on the date on which the Company completed the acquisition of Handy.

        We believe these awards provide meaningful retention and performance incentives for our NEOs.

        In February 2019, the IAC Committee granted Mr. Schiffman: (i) 8,988 PSUs, with vesting conditioned upon IAC's stock price increasing by at least 20% ($267.00) within three years of the grant date ("Three Year PSUs") and (ii) 17,977 PSUs, with vesting conditioned upon IAC's stock price increasing by at least 50% ($333.75) within five years of the grant date ("Five Year PSUs"), and, in each case, subject to continued service though the date on which the relevant performance condition is satisfied. If the stock price target is not achieved by the end of the three or five year window, no PSUs will vest. However, once the applicable stock price target is met, the award will vest and the Mr. Schiffman will be required to hold the shares acquired upon vesting (net of shares withheld for taxes) until the earlier of the first anniversary of the vesting date or the end of the original three or five term. The performance condition for the Three Year PSUs was satisfied on January 21, 2020. The terms of the PSUs also provide for a portion of each award to vest upon certain involuntary terminations of Mr. Schiffman's employment, subject to the stock price target being met within the original term of the award.

        2020 Equity Awards. In March 2020, the Committee:

  (i)
  granted 1,107,828 and 738,552 PSUs to Mr. Ridenour and Mr. Hanrahan, respectively. The vesting of the PSUs is subject to the satisfaction of certain performance conditions related to: (x) the market price of ANGI Class A common stock on February 15, 2023 (the "Market Price Test") and (y) ANGI 2022 revenue and Adjusted EBITDA for the Company's North American businesses (the "Results Test"). From zero to 200% of the number of PSUs granted can potentially vest, with the exact number of PSUs so vesting to be the greater of the number determined by applying the Market Price Test and the Results Test. In the case of the Market Price Test, 0%, 50%, 100%, 150% and 200% of the PSUs will vest if the price of ANGI Class A common stock is less than $6.77, $6.77, $9.01, $11.24 and $13.54, respectively (with linear interpolation applied for stock prices between the levels previously indicated). In the case of the Results Test, 75% to 200% of the PSUs will vest based on varying levels of revenue (from $2.1 billion to $2.6 billion) and Adjusted EBITDA for the North American businesses (from $365 million to $490 million) for the 2022 fiscal year.

  (ii)
  granted 369,276, 147,710 and 147,710 RSUs to Ms. Lowrie, Ms. Cohen and Ms. Shaw, respectively, all vesting in one lump sum installment on February 15, 2023.

2019 Employment Agreements

        During 2019, the Company entered into employment agreements with Ms. Cohen in connection with her appointment to the role of Chief Financial Officer (effective March 12, 2019), Ms. Shaw in connection with her appointment to the role of Chief Legal Officer (effective March 18, 2019) and Mr. Hanrahan in connection with his appointment to the role of Chief Product Officer (effective June 26, 2019). Each employment agreement has an initial term of one (1) year from the effective date of the applicable executive officer's appointment and provides for automatic renewals for successive one (1) year terms absent written notice from the Company or the executive ninety (90) days prior to the expiration of the then-current term. Each employment agreement provides that the executive officer is eligible to receive an annual base salary (currently $350,000 for each NEO), discretionary annual cash bonuses and such other employee benefits as may be determined by the Company from time to time, except that Ms. Shaw's agreement provides that her 2019 bonus shall not be less than 60% of her base salary.

        Upon certain involuntary terminations of employment and subject to the executive officer's execution and non-revocation of a release of claims in favor of the Company and compliance with customary post-termination covenants: (i) the Company will continue to pay the executive officer's annual base salary for twelve (12) months following such termination, (ii) all ANGI (and other than for Mr. Hanrahan, all IAC) equity awards (including any cliff-vesting awards, which will be prorated as though such awards had an annual vesting schedule) held by such executive officer on the date of such termination that would have otherwise vested during the twelve (12) month period following such date will vest as of such date (subject to, in the case of performance-based awards, the satisfaction of the applicable performance conditions); provided, however, that for Mr. Hanrahan only, all ANGI equity awards granted prior to the effective date of his appointment as Chief Product Officer and held by him on the date of such termination shall vest in full as of such date, and (iii) any then vested ANGI (and in the case of Mr. Ridenour only, IAC) stock options or stock appreciation rights will remain exercisable through the earlier of: (A) the scheduled expiration date of such award(s) and (B) eighteen (18) months following the termination of such executive officer's employment.

        Pursuant to each employment agreement, the executive officer is bound by covenants not to: (i) compete with ANGI businesses during the term of his or her employment and for twelve (12) months thereafter and (ii) solicit ANGI employees or business partners during the term of his or her employment and for twelve (12) months thereafter. In addition, each executive officer has agreed not to use or disclose any confidential information regarding ANGI and/or its affiliates.

Change of Control

        Equity awards for NEOs and certain other executive officers generally include a so-called "double-trigger" change of control provision, which provides for the acceleration of the vesting of outstanding equity awards in connection with a change of control only when an award holder suffers an involuntary termination of employment during the two year period following such change of control. We believe that providing for the acceleration of the vesting of equity awards in these circumstances will assist in the retention of our executive officers through a change of control transaction. For purposes of this discussion and the discussion below under the Severance caption, the term "involuntary termination" means both a termination by the Company without "cause" and a resignation for "good reason" or similar construct.

Severance

        We generally provide our NEOs and certain other executive officers with some amount of salary continuation and the acceleration of the vesting of some equity awards in the event of an involuntary termination of employment. Because we tend to promote our executive officers from within, after competence and commitment have generally been established, we believe that the likelihood of the vesting of equity awards being accelerated is typically low, and yet we believe that by providing this benefit we increase the retentive effect of our equity program, which serves as our most important retention incentive. The Company generally does not provide for the acceleration of the vesting of equity awards in the event an executive officer voluntarily resigns from the Company.

Other Compensation

        Under limited circumstances, certain of our NEOs have received non-cash and non-equity compensatory benefits. These benefits are included as other compensation in the Summary Compensation Table on page 26. Our NEOs and other executive officers do not participate in any deferred compensation or retirement program other than IAC's 401(k) plan.

Tax Deductibility

        Effective for taxable years beginning after December 31, 2017, compensation in excess of $1 million paid to ANGI's current NEOs, including its Chief Financial Officer, and certain former named executive officers, will not be deductible unless it qualifies for limited transition relief applicable to certain arrangements in place as of November 2, 2017 ("Grandfathered Arrangements"). The Committee reserves the right to modify Grandfathered Arrangements in a manner that results in the loss of a compensation deduction if it determines that such modifications are consistent with ANGI's best interests.

COMPENSATION COMMITTEE REPORT

        The Executive Compensation and Compensation Committees have reviewed the Compensation Discussion and Analysis and discussed it with Company management. In reliance on this review and the discussions referred to above, such committees have recommended to the Board that the Compensation Discussion and Analysis be included in ANGI's 2019 Annual Report on Form 10-K and this proxy statement.

Members of the Executive Compensation Committee

Thomas R. Evans (Chairperson)
Alesia J. Haas

Members of the Compensation Committee

Thomas R. Evans (Chairperson)
Alesia J. Haas
Suzy Welch

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Company has an Executive Compensation Committee, which during 2019 was comprised of Mr. Evans and Ms. Haas, and a Compensation Committee, which during 2019 was comprised of Mr. Evans and Mses. Haas and Welch. No member of these committees has been an officer or employee of ANGI or IAC at any time during his or her respective service on the committee(s).

 EXECUTIVE COMPENSATION

Overview

        This Executive Compensation section of this proxy statement sets forth certain information regarding total compensation earned by our named executives in 2019, as well as ANGI and IAC equity awards granted to our named executives in 2019, ANGI and IAC equity awards held by our named executives on December 31, 2019 and the dollar value realized by our named executives upon the exercise and/or vesting of ANGI and IAC equity awards during 2019. Unless otherwise indicated, equity awards in the tables below are denominated in shares of ANGI Class A common stock.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
William B. Ridenour	2019	$600,000	$400,000	—	—	$8,400	$1,008,400
Chief Executive Officer	2018	$424,615	$360,000	$14,999,996	—	$8,250	$15,792,861
(effective November 8, 2018)(4)	2017	$323,462	$200,000	$3,040,000	$57,071,672	$23,650	$60,658,784
Jamie Cohen	2019	$339,230	$175,000	$2,999,984	—	$8,400	$3,522,614
Chief Financial Officer
(effective March 12, 2019)(5)
Allison Lowrie	2019	$400,000	$300,000	$3,999,990	—	$8,400	$4,708,390
Chief Marketing Officer	2018	$358,077	$240,000	—	—	$8,250	$606,327
	2017	$261,731	$300,000	—	$13,886,703	$23,650	$14,472,084
Oisin Hanrahan	2019	$325,625	$500,000	$7,890,399	—	—	$8,716,024
Chief Product Officer
(effective June 26, 2019)(6)
Shannon Shaw	2019	$269,823	$210,000	$2,999,996	—	$3,635	$3,483,454
Chief Legal Officer
(effective March 18, 2019)
Glenn H. Schiffman	2019	$600,000	$3,000,000	$4,249,138	—	$24,824	$7,837,962
Chief Financial Officer	2018	$600,000	$3,500,000	—	$4,315,200	$149,612	$8,564,812
(through March 12, 2019)(7)	2017	$600,000	$2,500,000	—	$3,831,000	$46,059	$6,977,059

(1)
Represents the grant date fair value of ANGI RSUs and/or IAC RSUs, as applicable, calculated by multiplying the number of ANGI or IAC RSUs granted by the fair market value per share of ANGI Class A common stock and IAC common stock, respectively, on the grant date, except for awards granted to Messrs. Hanrahan and Schiffman in 2019.

  For Mr. Hanrahan, represents the aggregate grant date fair value of three ANGI RSU awards granted to him in 2019:

  (i)
  $1,499,997, representing the grant date fair value of 113,895 ANGI RSUs, the vesting of which is subject to continued service, calculated by multiplying the number of ANGI RSUs granted by the fair market value per share of ANGI Class A common stock on the grant date;

  (ii)
  $1,499,997, representing the grant date fair value of 113,895 ANGI RSUs, the vesting of which is subject to continued service and the satisfaction of certain performance conditions, calculated based on the probable outcome of the performance conditions on the grant date (at which time the Company assumed that 100% of the award would vest); and

  (iii)
  $4,890,405, representing the grant date fair value of 1,213,500 ANGI RSUs, the vesting of which is subject to continued service and with the number of RSUs vesting on each vesting date dependent upon the Company's stock price on each such vesting date, calculated based on a probability weighted outcome analysis as of the grant date that incorporates a Monte Carlo simulation of ANGI's stock price. The grant date fair value of this award, assuming the maximum number of ANGI RSUs is earned, would be $8,251,800.

  For Mr. Schiffman, the dollar amount in the table above for 2019 represents the grant date fair value of IAC RSUs subject to performance-based conditions related to IAC's stock price, based on a probability weighted outcome analysis as of the grant date that incorporates a Monte Carlo simulation of IAC's stock price.

  Except for Mr. Schiffman, the dollar amounts in the table above represent the grant date fair values of ANGI RSU awards in 2019 and 2018 and IAC RSU awards in 2017. For additional details regarding equity awards granted in 2019, see the Grants of Plan-Based Awards in 2019 table on page 28.

(2)
For 2018, reflects IAC stock options granted to Mr. Schiffman.

For 2017, the amounts in the table above for Mr. Ridenour and Ms. Lowrie include a significant non-cash modification charge under generally accepted accounting principles relating to the conversion of stock appreciation rights denominated in the equity of the Company's HomeAdvisor (US) business ("HomeAdvisor SARs") issued prior to September 29, 2017 into stock appreciation rights settleable in shares of ANGI Class A common stock ("ANGI SARs") in connection with the Combination. The Company does not view these modification charges as representative of any additional actual cost to the Company or any additional benefit provided to these named executives.

The amounts in the table also reflect the grant date fair value using the Black Scholes option pricing model of: (i) HomeAdvisor SARs granted to Mr. Ridenour and (ii) IAC stock options granted to Mr. Schiffman. A breakdown of the total amounts for 2017 in the table above for Mr. Ridenour, Ms. Lowrie and Mr. Schiffman is as follows:

Name	Modification Charge in 2017 for Awards Granted Prior to the Combination	Grant Date Fair Value of Awards Granted in 2017	Total
William B. Ridenour	$44,263,423	$12,808,249	$57,071,672
Allison Lowrie	$13,886,703	—	$13,886,703
Glenn H. Schiffman	—	$3,831,000	$3,831,000
(3)
Additional information regarding all other compensation amounts for each named executive in 2019 is as follows:

	William B. Ridenour	Jamie Cohen	Allison Lowrie	Oisin Hanrahan	Shannon Shaw	Glenn H. Schiffman
Personal use of IAC aircraft(a)	—	—	—	—	—	$16,424
401(k) plan Company match	$8,400	$8,400	$8,400	—	$3,635	$8,400

	$8,400	$8,400	$8,400	—	$3,635	$24,824

(a)
Reflects the incremental cost for Mr. Schiffman's personal use of aircraft in which IAC has purchased a fractional ownership interest. The incremental cost for personal use of this aircraft is calculated based on the average variable operating costs to IAC. Variable costs are calculated by multiplying the hours flown for personal use by the hourly flight and fuel charges, plus airport arrival and/or departure fees (if applicable) and do not include monthly management fees for such aircraft.
(4)
Prior to his appointment as Chief Executive Officer of ANGI, Mr. Ridenour served as Chief Product Officer of ANGI (from September 2017 to November 7, 2018) and as Chief Product Officer and Chief Technology Officer of the Company's HomeAdvisor (US) business (from November 2011 to September 2017).

(5)
Prior to her appointment as Chief Financial Officer of ANGI, Ms. Cohen served as Executive Vice President of Finance and Accounting of ANGI (from September 2017 to March 12, 2019) and in the same role for the Company's HomeAdvisor business since January 2017.

(6)
Prior to his appointment as Chief Product Officer of ANGI, Mr. Hanrahan served as Chief Executive Officer of the Company's Handy business (from 2012) and continues to serve in this capacity in addition to his role as Chief Product Officer of ANGI.

(7)
Mr. Schiffman was appointed Executive Vice President and Chief Financial Officer of IAC in April 2016 and served as Chief Financial Officer of ANGI from September 2017 through March 12, 2019. Information presented for Mr. Schiffman in the table above reflects compensation payable to him by IAC in his capacity as Executive Vice President and Chief Financial Officer of IAC. In 2016 and prior to the Combination in 2017, none of Mr. Schiffman's IAC compensation was allocated to the Company's HomeAdvisor (US) business. For the period commencing on January 1, 2019 through March 12, 2019, for the fiscal year ended December 31, 2018 and the period commencing on September 29, 2017 through December 31, 2017, $119,517, $641,334 and $240,625, respectively, of Mr. Schiffman's IAC compensation was allocated to the Company for his services as Chief Financial Officer of ANGI pursuant to the Services Agreement. As described in the Compensation Discussion and Analysis beginning on page 19. Mr. Schiffman's compensation is determined by the IAC Compensation and Human Resources Committee.

Grants of Plan-Based Awards in 2019

        The table below provides information regarding all ANGI and IAC equity awards granted to our named executives in 2019.

			Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units (#)
										Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date		Threshold (#)		Target (#)		Maximum (#)
William B. Ridenour	—		—		—		—		—	—
Jamie Cohen	2/11/19	(1)	—		—		—		175,849	$2,999,984	(2)
Allison Lowrie	2/11/19	(3)	—		—		—		234,466	$3,999,990	(2)
Oisin Hanrahan	6/26/19	(1)	—		—		—		113,895	$1,499,997	(2)
	6/26/19	(4)	0	(4)	113,895	(4)	113,895	(4)		$1,499,997	(2)
	10/14/19	(5)	0	(5)	575,403	(5)	1,213,500	(5)		$4,890,405	(6)
Shannon Shaw	3/18/19	(7)	—		—		—		187,852	$2,999,996	(2)
Glenn H. Schiffman	2/12/19	(8)	—		8,988		—		—	$1,547,734	(9)
	2/12/19	(10)	—		17,977		—		—	$2,701,404	(9)

(1)
Represents ANGI RSUs that vest in one lump sum installment on the third anniversary of the grant date, subject to continued service.

(2)
Represents the grant date fair value of ANGI RSU awards, calculated by multiplying the number of ANGI RSUs granted by the fair market value per share of ANGI Class A common stock on the grant date.

(3)
Represents ANGI RSUs, 117,233, 58,616 and 58,617 of which vest on February 11, 2021, 2022 and 2023, respectively, subject to continued service.

(4)
Represents ANGI RSUs that vest in one lump sum installment on the third anniversary of the grant date, subject to continued service and the satisfaction of a performance condition tied to the Company's average annual revenue growth rate over the three year term of the award. If an annual revenue growth target is met for any of the twelve (12) month measurement periods over the three year term of the award, one-third of the award shall vest at the end of such twelve (12) month period.

The number that appears in the "Threshold" column is zero because the terms of this award provide that if the minimum level of the performance condition is not achieved, then none of the award will vest. Since the "Target" amount for this award is not determinable, the number provided in the table above is a representative amount based on the Company's assessment of the performance conditions associated with this award as of December 31, 2019. The number that appears in the "Maximum" column reflects the maximum number of RSUs that would vest if the highest level of the performance condition is achieved.

(5)
Represents ANGI RSUs that vested/vest in five bi-annual installments commencing on October 19, 2019 and ending on October 19, 2021, subject to continued service and with the actual number of RSUs vesting on any vesting date to be determined based on a comparison of the market price of the Company's Class A common stock on each vesting date to the Company's stock price on the date on which the Company completed the acquisition of Handy.

The number that appears in the "Threshold" column is zero because the terms of this award provide that at certain ANGI stock prices none of the award will vest. Since the "Target" amount for this award is not determinable, the number provided in the table above is a representative amount based on the sum of: (i) the number of ANGI RSUs that vested on October 19, 2019 and (ii) the Company's assessment of the performance conditions associated with this award as of December 31, 2019. The number that appears in the "Maximum" column reflects the maximum number of RSUs that would vest if the highest level of the performance condition is achieved.

(6)
The amount represents the grant date fair value of ANGI RSUs subject to performance conditions related to the market price of the Company's Class A common stock, based on a probability weighted outcome analysis as of the grant date that incorporates a Monte Carlo simulation of ANGI's stock price.

(7)
Represents ANGI RSUs that vest in equal annual installments on the first three anniversaries of the grant date, subject to continued service.

(8)
Represents performance-based RSUs that vest on any day during the three year period following February 12, 2019 if the average closing price per share of IAC common stock over a period of ten consecutive trading days equals or exceeds $267.00 (a 20% increase to the closing price of IAC common stock on the grant date), subject to continued service through the date on which the performance condition is satisfied (the "Three Year PSUs"). Shares of IAC common stock acquired upon vesting may not be sold until the earlier of: (x) one year from the vesting date or (y) the original term of the award (three years). The performance condition was satisfied on January 21, 2020.

(9)
The amount represents the grant date fair value of IAC RSUs subject to performance conditions related to IAC's stock price, based on a probability weighted outcome analysis as of the grant date that incorporates a Monte Carlo simulation of IAC's stock price.

(10)
Represents performance-based RSUs that vest on any day during the five year period following February 12, 2019 if the average closing price per share of IAC common stock over a period of ten consecutive trading days equals or exceeds $333.75 (a 50% increase to the closing price of IAC common stock on the grant date), subject to continued service through the date on which the performance condition is satisfied (the "Five Year PSUs"). Shares of IAC common stock acquired upon vesting may not be sold until the earlier of: (x) one year from the vesting date or (y) the original term of the award (five years). As of the date of this proxy statement, the performance condition had not been satisfied.

Outstanding Equity Awards at 2019 Fiscal Year-End

        The table below provides information regarding ANGI SARs and RSUs and IAC stock options and RSUs, as applicable, held by our named executives on December 31, 2019. The market value of all ANGI and IAC RSU awards is based on the closing prices of ANGI Class A common stock and IAC common stock on December 31, 2019 ($8.47 and $249.11, respectively).

	Option Awards(1)						Stock Awards(1)
Name	Number of securities underlying unexercised options (#)		Number of securities underlying unexercised options (#)		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested ($)
	(Exercisable)		(Unexercisable)
William B. Ridenour(2)
ANGI SARs	3,216,308	(3)	—		$0.98	2/11/25	—		—
ANGI SARs	2,787,225	(4)	2,787,225	(4)	$4.53	2/14/27	—		—
ANGI RSUs	—		—		—	—	838,457	(5)	$7,101,731
IAC stock options	—		5,000	(6)	$65.22	12/1/26	—		—
IAC RSUs	—		—		—	—	40,000	(7)	$9,964,400
Jamie Cohen
ANGI SARs	92,908	(3)	—		$0.98	6/1/25	—		—
ANGI SARs	278,722	(4)	278,723	(4)	$4.53	2/14/27	—		—
ANGI RSUs	—		—		—	—	175,849	(8)	$1,489,441
IAC stock options	—		5,000	(6)	$65.22	12/1/26	—		—
Allison Lowrie
ANGI SARs	508,092	(3)	—		$0.98	2/11/25	—		—
ANGI SARs	1,114,890	(9)	371,630	(9)	$2.66	2/10/26	—		—
ANGI RSUs	—		—		—	—	234,466	(10)	$1,985,927
IAC stock options	—		5,000	(6)	$65.22	12/1/26	—		—
Oisin Hanrahan
ANGI RSUs	—		—		—	—	1,620,511	(11)	$13,725,728
Shannon Shaw
ANGI RSUs	—		—		—	—	187,852	(12)	$1,591,106
Glenn H. Schiffman
IAC stock options	110,000	(13)	50,000	(13)	$45.78	4/7/26	—		—
IAC stock options	75,000	(14)	75,000	(14)	$76.00	2/14/27	—		—
IAC stock options	—		80,000	(15)	$152.53	3/2/28	—		—
IAC RSUs	—		—		—	—	26,965	(16)	$6,717,251

(1)
For information on the treatment of ANGI and IAC equity awards upon certain terminations of employment (including during specified periods following a change in control of ANGI and IAC), see the discussion under Estimated Potential Payments Upon Termination or Change in Control beginning on page 32.

(2)
The table above excludes 7,500 stock appreciation rights denominated in shares of common stock of HomeAdvisor International (the "HAI SARs") held by Mr. Ridenour, which have an exercise price of $28.89 per share and vested/vest in equal installments (25%) on April 1, 2017, 2018, 2019 and 2020, subject to continued service.

(3)
Represents ANGI SARs that vested in equal installments (25%) on each of February 11, 2016, 2017, 2018 and 2019 (or in the case of Ms. Cohen only, June 1, 2016, 2017, 2018 and 2019), subject to continued service.

(4)
Represents ANGI SARs that vested/vest in equal installments (25%) on each of February 14, 2018, 2019, 2020 and 2021, subject to continued service.

(5)
Represents ANGI RSUs, 419,228 and 419,229 of which will vest on November 8, 2021 and 2022, respectively, subject to continued service.

(6)
Represents IAC stock options that vest in one lump sum installment on December 1, 2020, subject to continued service.

(7)
Represents IAC RSUs that were scheduled to vest in one lump sum installment on February 14, 2020, subject to the achievement of specified levels of revenue and EBITDA margin by certain of the Company's domestic businesses for the fiscal year ended December 31, 2019 and continued service. The performance conditions were not satisfied and therefore the IAC RSUs in the table above were forfeited and canceled.

(8)
Represents ANGI RSUs that vest in one lump sum installment on February 11, 2022, subject to continued service.

(9)
Represents ANGI SARs that vested/vest in equal installments (25%) on each of February 10, 2017, 2018, 2019 and 2020, subject to continued service.

(10)
Represents ANGI RSUs, 117,233, 58,616 and 58,617 of which vest on February 11, 2021, 2022 and 2023, respectively, subject to continued service.

(11)
Represents: (i) 339,177 ANGI RSUs that vested/vest in five equal bi-annual installments commencing on October 19, 2019 and ending on October 19, 2021, subject to continued service; (ii) 113,895 ANGI RSUs that vest in one lump sum installment on the third anniversary of the grant date (June 26, 2019), subject to continued service; (iii) 113,895 ANGI RSUs that vest in one lump sum installment on the third anniversary of the grant date (June 26, 2019), subject to continued service and the satisfaction of a performance condition tied to the Company's average annual revenue growth rate over the three year term of the award and if an annual revenue growth target is met for any of the twelve (12) month measurement periods over the three year term of the award, one-third of the award shall vest at the end of such twelve (12) month period; and (iv) 1,053,544 ANGI RSUs that vested/vest in five bi-annual installments commencing on October 19, 2019 and ending on October 19, 2021, subject to continued service and with the actual number of RSUs vesting on any vesting date to be determined based on a comparison of the market price of the Company's Class A common stock on each vesting date to the Company's stock price on the date on which the Company completed the acquisition of Handy.

(12)
Represents ANGI RSUs that vested/vest in equal annual installments on the first three anniversaries of the grant date (March 18, 2019), subject to continued service.

(13)
Represents IAC stock options that vested/vest in four equal annual installments on the first four anniversaries of the grant date (April 7, 2016), subject to continued service.

(14)
Represents IAC stock options that vested/vest in four equal annual installments on the first four anniversaries of the grant date (February 14, 2017), subject to continued service.

(15)
Represents: (i) 40,000 IAC stock options that vest in two equal installments on February 15, 2021 and 2022, subject to continued service, and become exercisable on February 16, 2022, and (ii) 40,000 IAC performance stock options that vest in two equal installments on February 15, 2021 and 2022, subject to continued service and the satisfaction of a performance condition (specifically, that the closing price per share of IAC common stock must equal or exceed $200.00 during any twenty consecutive trading days during the period in which the stock options remain outstanding), and become exercisable on February 16, 2022. As of December 31, 2019, the performance condition described in (ii) above had been satisfied.

(16)
Represents 8,988 Three Year PSUs and 17,977 Five Year PSUs. For details regarding these awards, see Grants of Plan-Based Awards in 2019.

2019 Option Exercises and Stock Vested

        The table below provides information regarding the number of shares acquired by our named executives upon the exercise of ANGI SARs and IAC stock options and the vesting of ANGI RSUs in 2019 and the related value realized, excluding the effect of any applicable taxes. The dollar value realized upon the exercise of ANGI SARs and IAC stock options is equal to the difference between the sale price of the shares at exercise and the applicable exercise price, multiplied by the number of awards exercised. The dollar value realized upon the vesting of ANGI RSUs represents the closing price of ANGI Class A common stock on the vesting date, multiplied by the number of ANGI RSUs vesting.

	SAR and Option Awards		Stock Awards
Name	Number of Shares Acquired Upon Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired Upon Vesting (#)	Value Realized Upon Vesting ($)
William B. Ridenour
ANGI SARs	499,992	$7,118,844	—	—
IAC stock options	10,000	$1,731,875	—	—
Jamie Cohen
ANGI SARs	139,361	$1,722,377	—	—
Allison Lowrie
ANGI SARs	420,983	$6,048,934	—	—
Oisin Hanrahan
ANGI RSUs	—	—	329,544	$2,979,667
Shannon Shaw	—	—	—	—
Glenn H. Schiffman
IAC stock options	35,000	$6,273,164	—	—

Estimated Potential Payments Upon Termination or Change in Control

  Overview

        Certain of our employment agreements, equity award agreements and/or other arrangements, as well as ANGI and IAC stock and annual incentive plans, entitle our named executives to continued base salary payments, the acceleration of the vesting of equity awards and/or extended post-termination exercise periods for equity awards upon certain terminations of employment (including certain terminations during specified periods following a change in control of ANGI and IAC).

        Certain amounts that would have become payable to Messrs. Ridenour and Hanrahan and Mses. Cohen, Lowrie and Shaw upon the events described below (as and if applicable), assuming that the relevant event occurred on December 31, 2019, are described and quantified below. These amounts, which exclude the effect of any applicable taxes, are based on the number of ANGI SARs and RSUs and IAC stock options and RSUs outstanding on December 31, 2019 and the closing prices of ANGI Class A common stock ($8.47) and IAC common stock ($249.11), in each case, on December 31, 2019. In addition to these amounts, certain other amounts and benefits generally payable and made available to other Company employees upon a termination of employment, including payments for accrued vacation time and outplacement services, will generally be payable to these named executives. No amounts have been described and quantified for Mr. Schiffman, who voluntarily resigned from his position as Chief Financial Officer of ANGI on March 12, 2019.

  Amounts and Benefits Payable Upon a Qualifying Termination or Separation from the Company

        Upon a termination without cause or resignation for good reason (a "Qualifying Termination") on December 31, 2019, pursuant to the terms of their respective employment agreements, Messrs. Ridenour and Hanrahan and Mses. Cohen, Lowrie and Shaw would have been entitled to:

  •
  receive twelve (12) months of their respective base salaries, subject to the execution and non-revocation of a release and compliance with customary post-termination covenants, and subject to offset for any amounts earned from other employment during the period in which continued base salary payments are being made; and

  •
  the partial vesting of outstanding and unvested ANGI and IAC (and in the case of Mr. Hanrahan, only ANGI) equity awards (including cliff vesting awards, which shall be pro-rated as though such awards had an annual vesting schedule) in amounts equal to the number that would have otherwise vested in accordance with the terms of such awards during the twelve (12) month period following such Qualifying Termination; provided, that the vesting of awards subject to performance conditions (if any) shall remain subject to the satisfaction of such conditions.

        Each named executive would have also been entitled to continue to have the ability to exercise his or her vested ANGI SARs (and in the case of Mr. Ridenour only, his IAC stock options as well), including any awards that vested pursuant to the acceleration rights described above, through June 30, 2021 (or if earlier, the scheduled expiration date for such awards). In addition, Mr. Hanrahan would have been entitled to the full vesting of 339,177 ANGI RSUs granted to him prior to the effective date of his appointment as Chief Product Officer of ANGI.

        For Messrs. Ridenour and Hanrahan and Mses. Cohen, Lowrie and Shaw, "good reason" means: (i) a material diminution in his or her base salary, (ii) a material diminution in his or her title, duties or level of responsibilities, (iii) the relocation of his or her principal place of employment to a location that is greater than fifty (50) miles from the greater Denver, Colorado metropolitan area (or, in the case of: (x) Ms. Shaw only, prior to her relocation to the Denver, Colorado metropolitan area, the Indianapolis, Indiana metropolitan area, and (y) Mr. Hanrahan only, New York City), (iv) in the case of Mr. Ridenour only, the failure of the Company to nominate him to stand for election to (or his removal from) the Company's board of directors other than pursuant to a termination of his employment due to death, disability or cause or a voluntary termination and (v) in the case of Mr. Hanrahan only, the Company requiring him to report to anyone other than the Chief Executive Officer of ANGI, in each case, without the written consent of the applicable named executive or that is not cured promptly after notice.

  Amounts and Benefits Payable Upon a Change in Control

        No payments would have been made to any named executive pursuant to any agreement between the Company and any named executive upon a change in control of ANGI or IAC on December 31, 2019. Upon a Qualifying Termination on December 31, 2019 that occurred during the two year period following a change in control of: (i) ANGI, in accordance with our stock and annual incentive plan and related award agreements, the vesting of all then outstanding and unvested ANGI SARs and RSUs held by our named executives (as applicable) would have been accelerated, and (ii) IAC, in accordance with the applicable IAC stock and annual incentive plan(s) and related award agreements, the vesting of all then outstanding and unvested IAC stock options and/or RSUs held by all of our named executives (as applicable) would have been accelerated.

Amounts and Benefits Payable to Named Executives Upon a Qualifying Termination and Change in Control of ANGI and IAC on December 31, 2019

Name and Benefit	Qualifying Termination	Qualifying Termination During the Two Year Period Following a Change in Control of ANGI	Qualifying Termination During the Two Year Period Following a Change in Control of IAC
William B. Ridenour(1)
Continued Salary	$600,000	$600,000	$600,000
Market Value of ANGI SARs that would vest(2)	$5,490,835	$10,981,667	$5,490,835
Market Value of IAC stock options that would vest(2)	$919,450	$919,450	$919,450
Market Value of IAC RSUs that would vest(3)	—	—	$9,964,400

Total Estimated Incremental Value	$7,010,285	$12,501,117	$16,974,685

Jamie Cohen
Continued Salary	$350,000	$350,000	$350,000
Market Value of ANGI SARs that would vest(2)	$549,086	$1,098,167	$549,086
Market Value of ANGI RSUs that would vest(3)	$496,478	$1,489,441	$496,478
Market Value of IAC stock options that would vest(2)	$919,450	$919,450	$919,450

Total Estimated Incremental Value	$2,315,014	$3,857,058	$2,315,014

Allison Lowrie
Continued Salary	$400,000	$400,000	$400,000
Market Value of ANGI SARs that would vest(2)	$1,464,222	$1,464,222	$1,464,222
Market Value of ANGI RSUs that would vest(3)	—	$1,985,927	—
Market Value of IAC stock options that would vest(2)	$919,450	$919,450	$919,450

Total Estimated Incremental Value	$2,783,672	$4,769,599	$2,783,672

Oisin Hanrahan
Continued Salary	$350,000	$350,000	$350,000
Market Value of ANGI RSUS that would vest(3)(4)	$6,541,306	$13,725,729	$6,541,306

Total Estimated Incremental Value	$6,891,306	$14,225,729	$6,891,306

Shannon Shaw
Continued Salary	$350,000	$350,000	$350,000
Market Value of ANGI RSUs that would vest(3)	$530,366	$1,591,106	$530,366

Total Estimated Incremental Value	$880,366	$1,941,106	$880,366

(1)
The table above excludes: (i) 7,500 HAI SARs held by Mr. Ridenour, which have an exercise price of $28.89 per share and vested/vest in equal installments (25%) on April 1, 2017, 2018, 2019 and 2020, subject to continued service, and (ii) in the case of the Qualifying Termination and Qualifying Termination During the Two Year Period Following a Change in Control of ANGI columns only, 40,000 IAC RSUs that were scheduled to vest in one lump sum installment on February 14, 2020, subject to the achievement of specified levels of revenue and EBITDA margin by certain of the Company's domestic businesses for the fiscal year ended December 31, 2019 and continued service, because the performance conditions were not satisfied and therefore such IAC RSUs were forfeited and canceled.

(2)
Represents: (i) in the case of ANGI SARs, the difference between the closing price of ANGI Class A common stock ($8.47) on December 31, 2019 and the exercise prices of all in-the-money

  ANGI SARs accelerated upon the occurrence of the relevant event specified above, multiplied by the number of ANGI SARs so accelerated, and (ii) in the case of IAC stock options, the difference between the closing price of IAC common stock ($249.11) on December 31, 2019 and the exercise prices of all in-the-money IAC stock options accelerated upon the occurrence of the relevant event specified above, multiplied by the number of IAC stock options so accelerated.

(3)
Represents: (i) in the case of ANGI RSUs, the closing price of ANGI Class A common stock ($8.47) on December 31, 2019, multiplied by the number of ANGI RSUs accelerated upon the occurrence of the relevant event specified above, and (ii) in the case of IAC RSUs, the closing price of IAC common stock ($249.11) on December 31, 2019, multiplied by the number of IAC RSUs accelerated upon the occurrence of the relevant event specified above.

(4)
Amounts in the table above assume that the maximum level of applicable performance conditions had been achieved as of December 31, 2019.

Pay Ratio Disclosure

        In accordance with Item 402(u) of Regulation S-K of the Securities Act of 1933, as amended ("Item 402(u)"), we are disclosing the ratio of our median employee's annual total compensation to the annual total compensation of our current Chief Executive Officer, Mr. Ridenour (the "2020 Pay Ratio").

        We last identified our median employee in the proxy statement for our 2018 Annual Meeting of Stockholders (the "2018 Proxy Statement"). Item 402(u) permits us to identify our median employee once every three years (and calculate total compensation for that employee each year), so long as there has been no change in our employee population or employee compensation arrangements during 2019 that we reasonably believe would result in a significant change to our 2020 Pay Ratio disclosure. Since there have been no significant changes in ANGI's employee population or employee compensation arrangements (including those of the median employee), we are using the same median employee identified in our 2018 Proxy Statement to determine our 2020 Pay Ratio.

        For the fiscal year ended December 31, 2019: (i) the estimated median of the annual total compensation of all ANGI employees (other than Mr. Ridenour) was approximately $50,911, (ii) Mr. Ridenour's total annual compensation, as reported in the Summary Compensation Table on page 26, was $1,008,400 and (iii) the ratio of annual total compensation of Mr. Ridenour to the median of the annual total compensation of our other employees was twenty to one.

        As discussed above, we are using the median employee identified in our 2018 Proxy Statement to determine our 2020 Pay Ratio. In making the determination of the median employee in our 2018 Proxy Statement, we first identified our total number of employees as of December 31, 2018 (4,484 in total, 3,866 of which were located in the United States and 618 of which were collectively located in various jurisdictions outside of the United States). We then excluded employees located in Germany (105), which represented less than 5% of our total number of employees. After excluding employees in Germany, our pay ratio calculation included 4,379 of our total 4,484 employees.

        To identify the median employee above from this employee population, we then compared the amount of annual total compensation paid to these employees in 2018 in a consistent manner across the applicable employee population. For this purpose, annual total compensation is total income, excluding income related to stock-based compensation awards, paid to such employees and reported to the Internal Revenue Service in the United States (and equivalent amounts paid to such employees located outside of the United States and reported to the relevant tax authorities). We then annualized the compensation of employees who were hired in 2018 but did not work for us for the entire year. After we identified the median employee, we determined such employee's total annual compensation in the same manner as we determined the total annual compensation for our Chief Executive Officer disclosed in the Summary Compensation Table on page 26.

        The 2020 Pay Ratio set forth above is a reasonable estimate calculated in a manner consistent with applicable SEC rules, based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the related pay ratio permit companies to use a wide range of methodologies, estimates and assumptions. As a result, the pay ratios reported by other companies may be based on other permitted methodologies and/or assumptions, and as a result, are likely not comparable to our 2020 Pay Ratio.

DIRECTOR COMPENSATION

        Non-Employee Director Compensation Arrangements. The Board has primary responsibility for establishing non-employee director compensation arrangements, which have been designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of ANGI Class A common stock to further align the interests of our non-employee directors with those of our stockholders. Arrangements in effect during 2019 provided that: (i) each non-employee director receive an annual retainer in the amount of $50,000, (ii) each member of the Audit, Executive Compensation and Compensation Committees (including their respective Chairpersons) receive an additional annual retainer in the amount of $10,000, $5,000 and $5,000, respectively, and (iii) the Chairpersons of each of the Audit, Executive Compensation and Compensation Committees receive an additional annual retainer in the amount of $20,000, with all amounts being paid quarterly, in arrears. Members (including the Chairpersons thereof) of both the Executive Compensation and Compensation Committees shall only receive one committee and Chairperson retainer.

        In addition, these arrangements also provide that each non-employee director receive a grant of ANGI RSUs with a dollar value of $250,000 upon his or her initial election to the Board and annually thereafter upon re-election on the date of ANGI's annual meeting of stockholders, the terms of which provide for: (i) vesting in three equal annual installments commencing on the first anniversary of the grant date, (ii) cancellation and forfeiture of unvested ANGI RSUs in their entirety upon termination of service and (iii) full acceleration of the vesting of ANGI RSUs upon a change in control of ANGI. The Company also reimburses non-employee directors for all reasonable expenses incurred in connection with attendance at ANGI Board and Board committee meetings. For purposes of these compensation arrangements, non-employee directors are those directors who are not employed by (or otherwise providing services to) ANGI or IAC.

        2019 Non-Employee Director Compensation. The table below provides the amount of: (i) fees earned by non-employee directors for services performed during 2019 and (ii) the grant date fair value of ANGI RSU awards granted in 2019.

Name	Fees Earned and Paid in Cash($)(1)	Stock Awards($)(2)(3)	Total($)
Thomas R. Evans	$85,000	$249,993	$334,993
Alesia J. Haas	$85,000	$249,993	$334,993
Suzy Welch	$55,000	$249,993	$304,993
Yilu Zhao	$60,000	$249,993	$309,993

(1)
The differences in the amounts shown above among directors reflect committee service, which varies among directors.

(2)
Amounts presented represent the grant date fair value of ANGI RSU awards, calculated by multiplying the number of ANGI RSUs granted by the fair market value per share of ANGI Class A common stock on the grant date.

(3)
At December 31, 2019: (i) Mr. Evans has a total of 13,446 vested ANGI stock options and 36,676 ANGI RSUs and (ii) each of Mses. Haas, Welch and Zhao had a total of 36,676 RSUs outstanding.

Equity Compensation Plan Information

        Securities Authorized for Issuance Under Equity Compensation Plans. The following table summarizes information, as of December 31, 2019, regarding the ANGI 2017 Stock and Annual Incentive Plan (the "ANGI 2017 Plan"), pursuant to which grants of ANGI RSUs, SARs, stock options or other rights to acquire shares of ANGI Class A common stock may be made from time to time.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(A)(1)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))(C)
Equity compensation plans approved by security holders(2)	33,352,618	(3)	$3.69	21,920,543	(4)
Equity compensation plans not approved by security holders	—		—	—
Total	33,352,618	(3)	$3.69	21,920,543	(4)

(1)
Information includes shares of ANGI Class A common stock that have been reserved and may be issuable upon the settlement of previously issued HomeAdvisor SARs that were converted into ANGI SARs in connection with the Combination (the "Prior Plan Awards"). Pursuant to the Employee Matters Agreement, IAC may require Prior Plan Awards to be settled in shares of IAC common stock, in which case: (i) we will reimburse IAC for the cost of those shares by issuing additional shares of ANGI Class A common stock to IAC and (ii) the shares of ANGI Class A common stock underlying such awards shall again be made available for future issuance under the ANGI 2017 Plan. Information excludes shares of ANGI Class A common stock that have been reserved and may be issuable as of December 31, 2019 upon the settlement of 545,800 stock options with a weighted-average exercise price of $12.68 and 129,834 RSUs granted by Angie's List prior to the Combination under the Angie's List, Inc. Amended and Restated Omnibus Incentive Plan that were converted into ANGI stock options and ANGI RSUs and assumed by us in connection with the Combination. No securities remain available for future issuance under this plan.

Information also excludes shares of ANGI Class A common stock that were potentially issuable upon the settlement of equity awards denominated in shares of ANGI subsidiaries, based on the estimated values of such awards as of December 31, 2019. The number of shares of ANGI Class A common stock ultimately needed to settle these awards can vary as a result of both movements in our stock price and determinations of the fair value of the relevant subsidiaries that differ from our estimated determinations of the fair value of such subsidiaries as of December 31, 2019.

For a description of these awards, see the disclosure under the caption Equity Instruments Denominated in the Shares of Certain Subsidiaries in Note 11 to the consolidated and combined financial statements in our Form 10-K for the fiscal year ended December 31, 2019, which is incorporated herein by reference.

(2)
Consists of the ANGI 2017 Plan, which replaced the HomeAdvisor 2013 Long-Term Incentive Plan, the plan pursuant to which the Prior Plan Awards were granted.

(3)
Includes an aggregate of: (i) up to 22,559,234 shares of ANGI Class A common stock that have been reserved and may be issuable upon the settlement of Prior Plan Awards and (ii) up to 10,793,384 shares of ANGI Class A common stock that have been reserved and may be issuable upon the settlement of other ANGI SARs, ANGI RSUs and ANGI stock options outstanding as of December 31, 2019.

(4)
Reflects shares of ANGI Class A common stock that remain available for future issuance under the ANGI 2017 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table presents, as of April 28, 2020, information relating to the beneficial ownership of ANGI Class A common stock and Class B common stock by: (1) each person known by ANGI to own beneficially more than 5% of the outstanding shares of ANGI Class A common stock and Class B common stock, (2) each director nominee (all of whom are incumbent directors), (3) each ANGI named executive and (4) all current directors and executive officers of ANGI as a group. As of April 28, 2020, there were 75,479,098 and 421,756,247 shares of ANGI Class A common stock and Class B common stock, respectively, outstanding.

        Unless otherwise indicated, the beneficial owners listed below may be contacted in c/o ANGI Homeservices Inc., 3601 Walnut Street, Suite 700, Denver, Colorado 80205. For each listed person, the number of shares of ANGI Class A common stock and percent of such class listed includes vested ANGI SARs and/or stock options held by such person and assumes the conversion of any shares of ANGI Class B common stock owned by such person and the vesting of any ANGI SARs, stock options and/or RSUs that are scheduled to occur within sixty days of April 28, 2020, but does not assume the conversion or vesting of any such securities owned by any other person. Shares of ANGI Class B common stock may, at the option of the holder, be converted on a one-for-one basis into shares of ANGI Class A common stock. The percentage of votes for all classes of ANGI capital stock is based on one vote for each share of ANGI Class A common stock and ten votes for each share of ANGI Class B common stock.

	ANGI Class A Common Stock			ANGI Class B Common Stock			Percent of Votes
Name and Address of Beneficial Owner	# of Shares Owned		% of Class Owned	# of Shares Owned		% of Class Owned	(All Classes) %
IAC/InterActiveCorp	421,756,247	(1)	84.8%	421,756,247	(1)	100%	98.2%
555 West 18th Street
New York, NY 10011
Luxor Capital Partners, LP et al	10,828,637	(2)	14.3%	—		—	*
1114 Avenue of the Americas, 28th Floor
New York, NY 10036
FMR LLC et al	10,444,768	(3)	13.8%	—		—	*
245 Summer Street
Boston, MA 02210
The Vanguard Group	6,580,358	(4)	8.7%	—		—	*
100 Vanguard Blvd.
Malvern, PA 19355
TCS Capital Management, LLC et al	6,126,437	(5)	8.1%	—		—	*
888 Seventh Avenue, Suite 1501
New York, NY 10106
Renaissance Technologies LLC et al	5,346,139	(6)	7.1%	—		—	*
800 Third Avenue
New York, NY 10022
Echo Street Capital Management LLC	5,000,668	(7)	6.6%	—		—	*
10 East 53rd Street, 32nd Floor
New York, NY 10022
Morgan Stanley et al	4,640,610	(8)	6.1%	—		—	*
1585 Broadway
New York, NY 10036
SQN Investors LP et al	4,562,716	(9)	6.0%	—		—	*
201 Redwood Shores Parkway, Suite 242
Redwood City, CA 94065
ShawSpring Partners LLC et al	4,116,356	(10)	5.5%	—		—	*
171 Newbury Street, Suite 4
Boston, MA 02116
Jamie Cohen	353,142	(11)	*	—		—	*
Thomas R. Evans	70,106	(12)	*	—		—	*
Alesia J. Haas	24,019	(13)	*	—		—	*
Oisin Hanrahan	471,653	(14)	*	—		—	*
Angela R. Hicks Bowman	903,304	(15)	1.2%	—		—	*
Joseph Levin	—		—	—		—	—
Allison Lowrie	1,994,612	(11)	2.6%	—		—	*
William B. Ridenour	7,397,145	(11)	8.9%	—		—	*
Glenn H. Schiffman	—		—	—		—	—
Shannon Shaw	44,082	(16)	*	—		—	*
Craig Smith	4,375,371	(11)	5.5%	—		—	*
Mark Stein	—		—	—		—	—
Suzy Welch	24,019	(17)	*	—		—	*
Gregg Winiarski	—		—	—		—	—
Yilu Zhao	20,385	(18)	*	—		—	*
All current directors and executive officers as a group (16 persons)	15,677,838		17.4%	—		—	*

*
The percentage of shares beneficially owned does not exceed 1% of the class or voting power (of all classes).

(1)
Consists of 421,756,247 shares of ANGI Class B common stock, which are convertible on a one-for-one basis into shares of ANGI Class A common stock.

(2)
Based upon information regarding ANGI holdings reported by way of Amendment No. 2 to a Schedule 13G filed by Luxor Capital Partners, LP (the "Onshore Fund"), Luxor Capital Partners Offshore Master Fund, LP (the "Offshore Master Fund"), Luxor Capital Partners Offshore, Ltd. (the "Offshore Feeder Fund"), Lugard Road Capital Master Fund, LP (the "Lugard Master Fund"), Luxor Wavefront, LP (the "Wavefront Fund"),

  LCG Holdings, LLC ("LCG Holdings"), Lugard Road Capital GP, LLC ("Lugard GP"), Luxor Capital Group, LP ("Luxor Capital Group"), Luxor Management, LLC ("Luxor Management"), Jonathan Green and Christian Leone on February 14, 2020.

  The Offshore Master Fund is a subsidiary of the Offshore Feeder Fund. LCG Holdings is the general partner of the Onshore Fund, the Offshore Master Fund and the Wavefront Fund. Lugard GP is the general partner of the Lugard Master Fund. Luxor Capital Group acts as the investment manager of the Onshore Fund, the Offshore Feeder Fund, the Offshore Master Fund, the Lugard Master Fund and the Wavefront Fund (collectively, the "Funds"). Luxor Management is the general partner of Luxor Capital Group. Mr. Leone is the managing member of Luxor Management. Mr. Leone is the managing member of LCG Holdings. Each of Messrs. Leone and Green is a managing member of Lugard GP. By virtue of these relationships: (i) LCG Holdings may be deemed to have voting and dispositive power with respect to the shares of ANGI Class A common stock owned directly by the Onshore Fund, the Offshore Master Fund and the Wavefront Fund, (ii) each of Lugard GP and Mr. Green may be deemed to have voting and dispositive power with respect to the shares of ANGI Class A common stock owned directly by the Lugard Master Fund and (iii) each of Luxor Capital Group, Luxor Management and Mr. Leone may be deemed to have voting and dispositive power with respect to the shares of ANGI Class A common stock beneficially owned by the Funds.

  The Onshore Fund, the Offshore Master Fund, the Lugard Master Fund and the Wavefront Fund, beneficially own 4,882,836, 4,010,389, 634,527 and 1,300,885 shares of ANGI Class A common stock, respectively. The Offshore Feeder Fund, as the owner of a controlling interest in the Offshore Master Fund, may be deemed to beneficially own 4,010,389 shares of ANGI Class A common stock beneficially owned by the Offshore Master Fund. LCG Holdings, as the general partner of the Onshore Fund, the Offshore Master Fund and the Wavefront Fund, may be deemed to beneficially own 10,194,110 shares of ANGI Class A common stock beneficially owned by such funds. Lugard GP, as the general partner of the Lugard Master Fund, may be deemed to beneficially own 634,527 shares of ANGI Class A common stock held by the Lugard Master Fund. Mr. Green, as a managing member of Lugard GP, may be deemed to beneficially own 634,527 shares of ANGI Class A common stock beneficially owned by Lugard LP. Luxor Capital Group, as the investment manager of the Funds, may be deemed to beneficially own all 10,828,637 shares of ANGI Class A common stock beneficially owned by the Funds. Luxor Management, as the general partners of Luxor Capital Group, may be deemed to beneficially own all 10,828,637 shares of ANGI Class A common stock beneficially owned by Luxor Capital Group. Mr. Leone, as the managing member of Luxor Management, may be deemed to beneficially own all 10,828,637 shares of ANGI Class A common stock beneficially owned by Luxor Management.

  Each of the Onshore Fund, the Offshore Master Fund, the Offshore Feeder Fund, the Lugard Master Fund, the Wavefront Fund, LCG Holdings, Luxor Capital Group, Luxor Management, Mr. Green and Mr. Leone has shared voting and dispositive power over the shares of ANGI Class A common stock described in the paragraph immediately above.

  The Onshore Funds may be deemed to beneficially own shares of ANGI Class A common stock representing more than 5% of the shares of ANGI Class A common stock outstanding, all of which are reflected in the ANGI holdings disclosed in the table above for Luxor Capital Group et al.

(3)
Based upon information regarding ANGI holdings reported by way of Amendment No. 3 to a Schedule 13G filed by FMR LLC ("FMR") and Abigail P. Johnson with the SEC on January 10, 2020 (the "Schedule 13G"). FMR may be deemed to beneficially own the shares disclosed in the table above in its capacity as a parent holding company. FMR has sole voting power and sole dispositive power over 243,994 and 10,444,768 shares of ANGI Class A common stock, respectively, disclosed in the table above.

Ms. Johnson serves as a member and chairman of the board of directors and Chief Executive Officer of FMR. By virtue of her roles at FMR, her FMR holdings, the FMR holdings of her family and related voting arrangements described in the Schedule 13G, Ms. Johnson may be deemed to beneficially own the shares of ANGI Class A common stock disclosed in the table above and have the same voting and dispositive powers over such shares as FMR.

(4)
Based upon information regarding ANGI holdings reported by way of Amendment No. 2 to a Schedule 13G filed by The Vanguard Group ("Vanguard") with the SEC on February 12, 2020. Vanguard beneficially owns the ANGI holdings disclosed in the table above in its capacity as an investment adviser. Vanguard has sole voting power, shared voting power, sole dispositive power and shared dispositive power over 26,221, 9,552, 6,556,933 and 23,425 shares of ANGI Class A common stock, respectively, disclosed in the table above.

(5)
Based upon information regarding ANGI holdings reported by way of a Schedule 13G filed by TCS Capital Management, LLC (the investment adviser of TCS Capital Advisors, LLC ("TCS Management")), TCS

  Capital Advisors, LLC (an investment fund ("TCS Advisors")) and Eric Semler (the managing member of TCS Management) with the SEC on March 25, 2020.

  TCS Management (in its capacity as the investment adviser of TCS Advisors), TCS Advisors (in its capacity as an investment fund) and Mr. Semler (in his capacity as managing member of TCS Management) may be deemed to beneficially own the shares of ANGI Class A common stock disclosed in the table above. Each of TCS Management and TCS Advisors may be deemed to beneficially own 3,000,000 shares of ANGI Class A common stock disclosed in the table above by virtue of their shared voting and dispositive powers over such shares. Mr. Semler may be deemed to directly own 3,126,437 shares of ANGI Class A common stock disclosed in the table above, and in his capacity as the managing member of TCS Management, may be deemed to beneficially own 3,000,000 shares of ANGI Class A common stock beneficially owned by TCS Advisors. Mr. Semler has sole voting and dispositive powers over 3,126,437 shares, and shared voting power and dispositive powers over 3,000,000 shares, of ANGI Class A common stock disclosed in the table above.

(6)
Based upon information regarding ANGI holdings reported by way of a Schedule 13G filed by Renaissance Technologies LLC ("Renaissance") and Renaissance Technologies Holding Corporation ("Renaissance Holdings") with the SEC on February 12, 2020. Renaissance and Renaissance Holdings beneficially own the ANGI holdings disclosed in the table above in their capacities as an investment advisor and holding company, respectively. Renaissance and Renaissance have sole voting power, sole dipositive power and shared dispositive power over 5,171,688, 5,328,143 and 17,996 shares of ANGI Class A common stock, respectively, disclosed in the table above.

(7)
Based upon information regarding ANGI holdings reported by way of a Schedule 13G filed by Echo Street Capital Management LLC ("Echo") and Greg Poole with the SEC on February 7, 2020. Echo and Mr. Poole beneficially own the ANGI holdings disclosed in the table above in their capacities as an investment advisor and control person, respectively. Renaissance and Renaissance Holdings have shared voting power and shared dispositive power over all of the shares of ANGI Class A common stock disclosed in the table above.

(8)
Based upon information regarding ANGI holdings reported by way of Amendment No. 1 to a Schedule 13G filed by Morgan Stanley and Morgan Stanley Capital Services LLC ("Morgan Stanley Capital") with the SEC on February 13, 2020. Morgan Stanley and Morgan Stanley Capital beneficially own the ANGI holdings disclosed in the table above in their capacities as a holding company and investment management company, respectively. Morgan Stanley has shared voting power and shared dispositive power over 4,639,216 and 4,640,610 shares of ANGI Class A common stock, respectively, disclosed in the table above. Morgan Stanley Capital has shared voting power and shared dispositive power over 4,511,928 shares of ANGI Class A common stock disclosed in the table above.

(9)
Based upon information regarding ANGI holdings reported by way of Amendment No. 2 to a Schedule 13G filed by SQN Investors LP ("SQN"), SQN Investors GP LLC ("SQN GP"), SQN Partners (GP) LLC ("Fund GP"), Amish Mehta and SQN Investors Master Fund LP ("Master Fund") with the SEC on February 14, 2020.

Each of SQN, SQN GP, Fund GP, Mr. Mehta and Master Fund may be deemed to beneficially own the shares of ANGI Class A common stock disclosed in the table above in their respective capacities as a parent holding company, investment adviser, individual, partnership and/or other role. Each of SQN, SQN GP, Fund GP, Mr. Mehta and Master Fund has shared voting power and shared dispositive power over all of the shares of ANGI Class A common stock disclosed in the table above and disclaim beneficial ownership of such shares except to the extent of their respective pecuniary interests therein.

SQN is an investment adviser whose clients, including the Master Fund, have the right to receive dividends or the power to direct the receipt of dividends from, or the proceeds from the sales of, the shares of ANGI Class A common stock disclosed in the table above. SQN GP is the general partner of SQN and Fund GP is the general partner of investment limited partnerships of which SQN is the investment adviser, including the Master Fund. Mr. Mehta is SQN's founder and Chief Investment Officer.

No individual client of SQN, other than the Master Fund, beneficially owns shares of ANGI Class A common stock representing more than 5% of the shares of ANGI Class A common stock.

(10)
Based upon information regarding ANGI holdings reported by way of a Schedule 13G filed by ShawSpring Partners, LLC ("ShawSpring LLC"), ShawSpring Partners GP, L.P. ("ShawSpring GP LP"), ShawSpring Partners GP, LLC ("ShawSpring GP LLC") and Dennis Hong filed with the SEC on February 7, 2020. Dennis Hong beneficially owns all the ANGI holdings disclosed in the table above in his capacity as Managing Member of ShawSpring LLC, Managing Member of the General Partner of the General Partner of ShawSpring GP LP and Sole Member of ShawSpring GP LLC, as well as personally. Dennis Hong has sole voting power and sole dipositive power over all of the shares of ANGI Class A common stock disclosed in the table above.

(11)
Consists of vested ANGI SARs held by each of these named executives. The number of ANGI SARs disclosed in the table above is presented on a gross basis. Upon the exercise of ANGI SARs, the actual number of shares of ANGI Class A common stock issued to named executives at settlement is currently determined by: (i) dividing the spread by the market price of ANGI Class A common stock at exercise and then (ii) deducting from such total a number of shares of ANGI Class A common stock with a value equal to the taxes required to be withheld in connection with the exercise. Accordingly, the actual number of shares of ANGI Class A common stock ultimately issued to named executives upon the exercise of their ANGI SARs will be meaningfully less than the gross number disclosed in the table above.

(12)
Consists of: (i) 44,752 shares of ANGI Class A common stock held directly by Mr. Evans, (ii) 13,446 vested ANGI stock options and (iii) 11,908 shares of ANGI Class A common stock underlying ANGI RSUs vesting in the next sixty days, subject to continued service.

(13)
Consists of: (i) 12,111 shares of ANGI Class A common stock held directly by Ms. Haas and (ii) 11,908 shares of ANGI Class A common stock underlying ANGI RSUs vesting in the next sixty days, subject to continued service.

(14)
Consists of: (i) 271,081 shares of ANGI Class A common stock held directly by Mr. Hanrahan and (ii) 200,572 shares beneficially owned by Mr. Hanrahan that are held in escrow and over which Mr. Hanrahan has sole voting power.

(15)
Consists of: (i) 393,606 shares of ANGI Class A common stock held directly by Ms. Hicks Bowman and (ii) 509,698 vested ANGI stock options.

(16)
Consists of shares of ANGI Class A common stock held directly by Ms. Shaw.

(17)
Consists of: (i) 12,111 shares of ANGI Class A common stock held directly by Ms. Welch and (ii) 11,908 shares of ANGI Class A common stock underlying ANGI RSUs vesting in the next sixty days, subject to continued service.

(18)
Consists of: (i) 8,477 shares of ANGI Class A common stock held directly by Ms. Zhao and (ii) 11,908 shares of ANGI Class A common stock underlying ANGI RSUs vesting in the next sixty days, subject to continued service

 DELINQUENT SECTION 16(a) REPORTS

        Section 16(a) of the Exchange Act requires the Company's directors, certain of the Company's officers and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of ANGI Class A common stock and other equity securities of the Company with the SEC. Directors, officers and greater than 10% beneficial owners are required by SEC rules to furnish the Company with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to the Company (and available on the SEC's website) and/or written representations that no additional forms were required, the Company believes that its directors, officers and greater than 10% beneficial owners complied with these filing requirements in 2019, except that due to administrative error on the part of the Company: (i) a restricted stock unit award granted to Mr. Hanrahan was not timely reported on a Form 4 and (ii) the vesting of restricted stock units and the related withholding of shares to cover taxes due in connection with such vesting for Ms. Hicks Bowman was not timely reported on a Form 4.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review of Related Person Transactions

        The Audit Committee has a formal, written policy that requires an appropriate review of all related person transactions by the Audit Committee, as required by Marketplace Rules governing conflict of interest transactions. For purposes of this policy, consistent with the Marketplace Rules, the terms "related person" and "transaction" are determined by reference to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended ("Item 404"). During 2019, in accordance with this policy, Company management was required to determine whether any proposed transaction, arrangement or relationship with a related person fell within the Item 404 definition of "transaction," and if so, review such transaction with the Audit Committee. In connection with such determinations, Company management and the Audit Committee consider: (i) the parties to the transaction and the nature of their affiliation with ANGI and the related person, (ii) the dollar amount involved in the transaction, (iii) the material terms of the transaction, including whether the terms of the transaction are ordinary course and/or otherwise negotiated at arms' length, (iv) whether the transaction is material, on a quantitative and/or qualitative basis, to ANGI and/or the related person and (v) any other facts and circumstances that Company management or the Audit Committee deems appropriate.

Relationships Involving Significant Stockholders,

        In connection with the Combination, we and IAC entered into certain agreements to govern our relationship following the Combination, which include those described below.

        Contribution Agreement. Under the Contribution Agreement: (i) we agreed to assume all of the assets and liabilities related to the HomeAdvisor Business and indemnify IAC against any losses arising out of any breach by us of the Contribution Agreement or any other transaction-related agreement described below and (ii) IAC agreed to indemnify us against losses arising out of any breach by IAC of the Contribution Agreement or any other transaction-related agreement described below.

        Investor Rights Agreement. Under the Investor Rights Agreement, IAC has certain registration, preemptive and governance rights related to us and the shares of our capital stock it holds. The Investor Rights Agreement also provides certain governance rights for the benefit of stockholders other than IAC. For a discussion of governance rights relating to the composition of our Board and Audit Committee, see the disclosure under the captions Information Concerning Director Nominees beginning on page 6, Director Nominations on page 12 and Audit Committee beginning on page 13.

        Services Agreement. The Services Agreement currently governs services that IAC has agreed to provide to us through September 29, 2020, with automatic renewal for successive one (1) year terms, subject to IAC's continued ownership of a majority of the total combined voting power of our voting stock and any subsequent extension(s) or truncation(s) agreed to by us and IAC. Services currently provided to us by IAC pursuant to this agreement include: (i) assistance with certain legal, M&A, finance, risk management, internal audit and treasury functions, health and welfare benefits, information security services and insurance and tax affairs, including assistance with certain public company and unclaimed property reporting obligations; (ii) accounting and controllership services; (iii) investor relations services and (iv) tax compliance services. The scope, nature and extent of services may be changed from time to time as we and IAC may agree.

        For 2019, we were charged approximately $4.8 million by IAC for services provided pursuant to the Services Agreement.

        Tax Sharing Agreement. The Tax Sharing Agreement governs our and IAC's rights, responsibilities and obligations with respect to tax liabilities and benefits, entitlements to refunds, preparation of tax returns, tax contests and other tax matters regarding U.S. federal, state and local and foreign income taxes. Under the Tax Sharing Agreement, we are generally responsible and required to indemnify IAC for: (i) all taxes imposed with respect to any consolidated, combined or unitary tax return of IAC or its subsidiaries that includes us or any of our subsidiaries (to the extent attributable to us or any of our subsidiaries, as determined under the tax sharing agreement) and (ii) all taxes imposed with respect to any consolidated, combined, unitary or separate tax returns of us or our subsidiaries.

        At December 31, 2019, the Company had taxes payable of approximately $0.2 million due to IAC pursuant to the Tax Sharing Agreement.

        Employee Matters Agreement. The Employee Matters Agreement addresses certain compensation and benefit issues related to the allocation of liabilities associated with: (i) employment or termination of employment; (ii) employee benefit plans and (iii) equity awards. Under the Employee Matters Agreement, our employees participate in IAC's U.S. health and welfare plans, 401(k) plan and flexible benefits plan and we reimburse IAC for the costs of such participation. In the event IAC no longer retains shares representing at least 80% of the aggregate voting power of shares entitled to vote in the election of the ANGI board, we will no longer participate in IAC's employee benefit plans, but will establish our own employee benefit plans that will be substantially similar to the plans sponsored by IAC.

        In addition, pursuant to the Employee Matters Agreement, we are required to reimburse IAC for the cost of any IAC equity awards held by our current and former employees, with IAC electing to receive payment either in cash or shares of our Class B common stock. This agreement also provides that IAC may require Prior Plan Awards and equity awards in our subsidiaries to be settled in either shares of our Class A common stock or IAC common stock. To the extent shares of IAC common stock are issued in settlement of these awards, we are obligated to reimburse IAC for the cost of those shares by issuing shares of our Class A common stock in the case of Prior Plan Awards and shares of our Class B common stock in the case of equity awards in our subsidiaries.

        Pursuant to the Employee Matters Agreement, 451,540 and 186,606 shares of ANGI Class B common stock were issued to IAC as reimbursement for shares of IAC common stock issued in connection with the exercise and vesting of IAC equity awards held by ANGI employees during 2019 and the quarter ended March 31, 2020, respectively.

        Lastly, pursuant to the Employee Matters Agreement, in the event of a distribution of ANGI capital stock to IAC stockholders in a transaction intended to qualify as tax-free for U.S. federal income tax purposes, the Compensation and Human Resources Committee of the IAC board of directors has the exclusive authority to determine the treatment of outstanding IAC equity awards.

Such authority includes (but is not limited to) the ability to convert all or part of IAC equity awards outstanding immediately prior to the distribution into equity awards denominated in shares of our Class A Common Stock, which we would be obligated to assume and which would be dilutive to ANGI stockholders.

        Other Agreements. We sublease certain office space to IAC in Chicago and New York City and charged IAC approximately $1.4 million of rent for the year ended December 31, 2019. At December 31, 2019, there were outstanding receivables of approximately $0.9 million due from IAC pursuant to the related sublease agreements.

Relationships Involving Directors

        Employment Agreement with Ms. Hicks. Pursuant to an employment agreement between the Company and Ms. Hicks dated as of May 1, 2017, Ms. Hicks is eligible to receive an annual base salary (for 2019 and currently, $500,000), discretionary annual cash bonuses (Ms. Hicks received $125,000 for her 2019 performance) and such other employee benefits (for 2019, Ms. Hicks received a 401(k) plan Company match in the amount of $8,400) as may be determined by the Company from time to time.

        Upon a termination of her employment without cause (as defined in her employment agreement) or her resignation for good reason (as defined in her employment agreement), subject to her execution and non-revocation of a release of claims in favor of the Company and compliance with the restrictive covenants set forth in her employment agreement: (i) the Company will continue to pay Ms. Hicks her annual base salary and provide continued health care coverage (through reimbursement on an after-tax basis of related premiums) for twelve (12) months following such termination or resignation, (ii) all unvested ANGI equity awards granted to Ms. Hicks prior to the Combination will vest as of such date and (iii) any then vested ANGI stock options will remain exercisable through the earlier of: (A) the later of (x) eighteen (18) months following such termination or resignation and (y) May 1, 2020, and (B) the scheduled expiration date of such awards.

        Pursuant to her employment agreement, Ms. Hicks is bound by covenants not to: (i) compete with ANGI businesses during the term of her employment and for twelve (12) months thereafter and (ii) solicit ANGI employees or business partners during the term of her employment and for eighteen (18) months thereafter. In addition, Ms. Hicks has agreed not to use or disclose any confidential information regarding ANGI and/or its affiliates.

        The employment agreement provides for an initial term of one (1) year and provides for automatic renewals for successive one (1) year terms absent written notice from the Company or Ms. Hicks sixty (60) days prior to the expiration of the then-current term.

        Employment Agreement with Mr. Smith. Pursuant to an employment agreement between the Company and Mr. Smith dated as of August 24, 2017, Mr. Smith is eligible to receive an annual base salary (for 2019 and currently, $500,000), discretionary annual cash bonuses (Mr. Smith received $350,000 for his 2019 performance) and such other employee benefits (for 2019, Mr. Smith received a 401(k) plan Company match in the amount of $8,400) and certain other compensation ($3,111 for 2019, which reflects the value of a prize awarded to Mr. Smith at a Company-sponsored sales contest trip ($1,743) and related tax reimbursements on income imputed to Mr. Smith for such prize ($1,368)) as may be determined by the Company from time to time.

        Upon a termination of his employment without cause (as defined in his employment agreement) or his resignation for good reason (as defined in his employment agreement), subject to his execution and non-revocation of a release of claims in favor of the Company and compliance with the restrictive covenants set forth in his employment agreement: (i) the Company will continue to pay Mr. Smith his annual base salary for twelve (12) months following such termination, (ii) all ANGI and IAC equity awards (including any cliff-vesting awards, which will be prorated as though such awards had an annual vesting schedule) held by Mr. Smith on the date of such termination that would have otherwise vested during the twelve (12) month period following such date will vest as of such date (subject to, in the case of performance-based awards, the satisfaction of the applicable performance conditions) and (iii) any then vested ANGI stock options or stock appreciation rights will remain exercisable through the earlier of: (A) the scheduled expiration date of such award(s) and (B) eighteen (18) months following the termination of Mr. Smith's employment.

        Pursuant to his employment agreement, Mr. Smith is bound by covenants not to: (i) compete with ANGI businesses during the term of his employment and for twelve (12) months thereafter and (ii) solicit ANGI employees or business partners during the term of his employment and for twelve (12) months thereafter. In addition, Mr. Smith has agreed not to use or disclose any confidential information regarding ANGI and/or its affiliates.

        The employment agreement provides for an initial term of one (1) year and provides for automatic renewals for successive one (1) year terms absent written notice from the Company or Mr. Smith ninety (90) days prior to the expiration of the then-current term.

ANNUAL REPORTS

        Upon written request to the Corporate Secretary, ANGI Homeservices Inc., 3601 Walnut Street, Suite 700, Denver, Colorado 80205, we will provide without charge to each person solicited a printed copy of our 2019 Annual Report on Form 10-K, including the financial statements and financial statement schedule filed therewith. Copies are also available on our website, www.angihomservices.com. We will furnish requesting stockholders with any exhibit to our 2019 Annual Report on Form 10-K upon payment of a reasonable fee.

PROPOSALS BY STOCKHOLDERS FOR PRESENTATION AT THE 2021 ANNUAL MEETING

        Eligible stockholders who intend to have a proposal considered for inclusion in ANGI's proxy materials for presentation at the 2021 Annual Meeting of Stockholders must submit the proposal to ANGI at its corporate headquarters no later than January 5, 2021. Stockholder proposals submitted for inclusion in ANGI's proxy materials must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. Eligible stockholders who intend to present a proposal or nomination at the 2021 Annual Meeting of Stockholders without inclusion of the proposal or nomination in ANGI's proxy materials are required to provide notice of such proposal or nomination to ANGI no later than March 19, 2021. If ANGI does not receive notice of the proposal or nomination at its corporate headquarters prior to such date, such proposal or nomination will be considered untimely for purposes of Rules 14a-4 and 14a-5 of the Exchange Act and those ANGI officers who have been designated as proxies will accordingly be authorized to exercise discretionary voting authority to vote for or against the proposal or nomination. ANGI reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

HOUSEHOLDING

        The SEC has adopted rules that permit companies and intermediaries (such as brokers) to send one Notice or one set of printed proxy materials, as applicable, to any household at which two or more stockholders reside if they appear to be members of the same family or have given their written consent (each stockholder continues to receive a separate proxy card). This process, which is commonly referred to as "householding," reduces the number of duplicate copies of materials stockholders receive and reduces printing and mailing costs. Only one Notice or one set of printed proxy materials, as applicable, will be sent to stockholders eligible for householding unless contrary instructions have been provided. Once you have received notice that your broker or ANGI will be householding your materials, householding will continue until you are notified otherwise or you revoke your consent. You may request a separate Notice or set of printed proxy materials by sending a written request to ANGI Investor Relations, c/o IAC/InterActiveCorp, 555 West 18th Street, New York, New York 10011, by calling 1.212.314.7400 or by e-mailing ir@angihomeservices.com. Upon request, we undertake to deliver such materials promptly.

        If at any time: (i) you no longer wish to participate in householding and would prefer to receive a separate Notice or set of our printed proxy materials, as applicable, or (ii) you and another stockholder sharing the same address wish to participate in householding and prefer to receive one Notice or set of our printed proxy materials, as applicable, please notify your broker if you hold your shares in street name or ANGI if you are a stockholder of record. You can notify us by sending a written request to ANGI Investor Relations, c/o IAC/InterActiveCorp, 555 West 18th Street, New York, New York 10011, by calling 1.212.314.7400 or by e-mailing ir@angihomeservices.com.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 24, 2020.

        This proxy statement and the 2019 Annual Report on Form 10-K are available at http://www.proxyvote.com beginning on May 5, 2020.

Denver, Colorado
May 5, 2020

VOTE BY MAIL 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01) Thomas R. Evans 06) Glenn H. Schiffman 11) Yilu Zhao 02) Alesia J. Haas 07) Craig Smith 03) Angela R. Hicks Bowman 08) Mark Stein 04) Joseph Levin 09) Suzy Welch 05) William B. Ridenour 10) Gregg Winiarksi The Board of Directors recommends you vote FOR proposal 2: 2. Ratification of the appointment of Ernst & Young LLP as ANGI Homeservices Inc.'s independent registered accounting firm for 2020. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. ForAgainst Abstain 0 0 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000466351_1 R1.0.1.18 SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ANGI2020 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. John Sample 234567 1234567Mark, sign and date your proxy card and return it in the postage-paid envelope we have 1234567provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL #  SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 ANGI HOMESERVICES INC. 3601 Walnut Street, Suite 700 Denver, Colorado 80205 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com ANGI HOMESERVICES INC Annual Meeting of Stockholders June 24, 2020 9:00 AM Eastern Daylight Time This proxy is solicited by the Board of Directors The undersigned stockholder of ANGI Homeservices Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 5, 2020 and hereby appoints each of Joanne Hawkins, Shannon Shaw and Tanya M. Stanich, as proxy and attorney-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of ANGI Home Services Inc. to be held on June 24, 2020, at 9:00 a.m. Eastern Daylight Time, live via the internet at www.virtualshareholdermeeting.com/ANGI2020 , and at any related adjournments or postponements, and to vote all shares of Class A Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED ”FOR” EACH OF THE PROPOSALS LISTED (OR OTHERWISE CONSISTENT WITH THE BOARD'S RECOMMENDATION), AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OR POSTPONEMENT OF THE MEETING. Continued and to be signed on reverse side 0000466351_2 R1.0.1.18

VOTE BY MAIL 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01) Thomas R. Evans 06) Glenn H. Schiffman 11) Yilu Zhao 02) Alesia J. Haas 07) Craig Smith 03) Angela R. Hicks Bowman 08) Mark Stein 04) Joseph Levin 09) Suzy Welch 05) William B. Ridenour 10) Gregg Winiarksi The Board of Directors recommends you vote FOR proposal 2: 2. Ratification of the appointment of Ernst & Young LLP as ANGI Homeservices Inc.'s independent registered accounting firm for 2020. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. ForAgainst Abstain 0 0 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000466352_1 R1.0.1.18 SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ANGI2020 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. John Sample 234567 1234567Mark, sign and date your proxy card and return it in the postage-paid envelope we have 1234567provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL #  SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 ANGI HOMESERVICES INC. 3601 Walnut Street, Suite 700 Denver, Colorado 80205 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com ANGI HOMESERVICES INC Annual Meeting of Stockholders June 24, 2020 9:00 AM Eastern Daylight Time This proxy is solicited by the Board of Directors The undersigned stockholder of ANGI Homeservices Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 5, 2020 and hereby appoints each of Joanne Hawkins, Shannon Shaw and Tanya M. Stanich, as proxy and attorney-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of ANGI Homeservices Inc. to be held on June 24, 2020, at 9:00 a.m. Eastern Daylight Time, live via the internet at www.virtualshareholdermeeting.com/ANGI2020 , and at any related adjournments or postponements, and to vote all shares of Class B Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED (OR OTHERWISE CONSISTENT WITH THE BOARD'S RECOMMENDATION), AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OR POSTPONEMENT OF THE MEETING. Continued and to be signed on reverse side 0000466352_2 R1.0.1.18